Exhibit 4.9

CARDINAL HEALTH 401(k) SAVINGS PLAN FOR EMPLOYEES OF PUERTO RICO
Amended and Restated Effective as of January 1, 2020

TABLE OF CONTENTS

ARTICLE I – DEFINITIONS    3

Section 1.01. ACCOUNT    3
Section 1.02. ACCOUNTING DATE    3
Section 1.03. BENEFICIARY    3
Section 1.04. BOARD    3
Section 1.05. CATCH-UP ACCOUNT.    3
Section 1.06. CODE    3
Section 1.07. COMPANY    3
Section 1.08. COMPENSATION    3
Section 1.09. COMPENSATION DEFERRAL ACCOUNT    5
Section 1.10. EFFECTIVE DATE    5
Section 1.11. ELIGIBLE EMPLOYEE    5
Section 1.12. EMPLOYEE    6
Section 1.13. EMPLOYER(S)    6
Section 1.14. EMPLOYER CONTRIBUTION ACCOUNT    6
Section 1.15. ERISA    6
Section 1.16. FBPC    6
Section 1.17. FORMER PARTICIPANT    6
Section 1.18. HIGHLY COMPENSATED EMPLOYEE    6
Section 1.19. INCOME    7
Section 1.20. LEASED EMPLOYEE    7
Section 1.21. MATCHING CONTRIBUTIONS ACCOUNT    7
Section 1.22. NONFORFEITABLE    7
Section 1.23. NONFORFEITABLE ACCOUNT BALANCE    7
Section 1.24. NON-HIGHLY COMPENSATED EMPLOYEE.    7
Section 1.25. NORMAL RETIREMENT AGE    7
Section 1.26. PARTICIPANT    8
Section 1.27. PLAN    8
Section 1.28. PLAN ADMINISTRATOR    8
Section 1.29. PLAN YEAR    8
Section 1.30. QUALIFIED NON-ELECTIVE CONTRIBUTION ACCOUNT    8
Section 1.31. RELATED EMPLOYERS    8
Section 1.32. ROLLOVER ACCOUNT    8
Section 1.33. SERVICE AND BREAK IN SERVICE DEFINITIONS    8
Section 1.34. SHARES    12
Section 1.35. SPECIAL CONTRIBUTION ACCOUNT    12
Section 1.36. SPOUSE    12
Section 1.37. TOTAL DISABILITY/TOTALLY DISABLED    12
Section 1.38. TRANSFER ACCOUNT    13
Section 1.39. TRANSFER CONTRIBUTIONS    13
Section 1.40. TREASURY REGULATIONS    13
Section 1.41. TRUST    13
i

Section 1.42. TRUST FUND    13
Section 1.43. TRUSTEE    13
Section 1.44. U.S. CODE    13
Section 1.45. VALUATION DATE    13
Section 1.46. TERMS DEFINED ELSEWHERE    13

ARTICLE II – ELIGIBILITY AND PARTICIPATION    15

Section 2.01. ELIGIBILITY    15
Section 2.02. PARTICIPATION UPON RE-EMPLOYMENT    15
Section 2.03. ENROLLMENT    15
Section 2.04. TRANSFER BETWEEN PARTICIPATING EMPLOYERS    15
Section 2.05. TRANSFERS BETWEEN CLASSES OF EMPLOYEES    15

ARTICLE III – CONTRIBUTIONS    16

Section 3.01. INDIVIDUAL ACCOUNTS    16
Section 3.02. DISCRETIONARY CONTRIBUTIONS    16
Section 3.03. EMPLOYER AND SPECIAL CONTRIBUTION
ALLOCATIONS AND ACCRUAL OF BENEFIT    17
Section 3.04. COMPENSATION DEFERRAL CONTRIBUTIONS    18
Section 3.05. CHANGES AND SUSPENSIONS OF COMPENSATION DEFERRAL
CONTRIBUTIONS AND CATCH-UP CONTRIBUTIONS    20
Section 3.06. MATCHING CONTRIBUTIONS    21
Section 3.07. MATCHING CONTRIBUTION ALLOCATION AND
ACCRUAL OF BENEFIT    21
Section 3.08. VOLUNTARY EMPLOYEE NONDEDUCTIBLE
CONTRIBUTIONS    21
Section 3.09. QUALIFIED NON-ELECTIVE CONTRIBUTIONS    21
Section 3.10. LIMITATIONS APPLICABLE TO COMPENSATION
DEFERRAL CONTRIBUTIONS    21
Section 3.11. DISTRIBUTION OF EXCESS COMPENSATION DEFERRALS    23
Section 3.12. TIME OF PAYMENT OF CONTRIBUTION    23
Section 3.13. ALLOCATION OF FORFEITURES    24
Section 3.14. ROLLOVER AND TRANSFER CONTRIBUTIONS    24
Section 3.15. RETURN OF CONTRIBUTIONS    24
Section 3.16. FURTHER REDUCTIONS OF CONTRIBUTIONS    24
Section 3.17. MAXIMUM ANNUAL CONTRIBUTION    25
Section 3.18. MAXIMUM COMPENSATION LIMITATION    25

ARTICLE IV – TERMINATION OF SERVICE; PARTICIPANT VESTING    26

Section 4.01. VESTING    26
Section 4.02. INCLUDED YEARS OF SERVICE – VESTING    26
Section 4.03. FORFEITURE OCCURS    26

Section 4.04. CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED
PARTICIPANTS    27
Section 4.05. RESTORATION OF FORFEITED PORTION OF ACCOUNT    27
Section 4.06. TRANSFER BETWEEN CLASSES OF EMPLOYEES    29
Section 4.07. TRANSFERS BETWEEN PARTICIPATING EMPLOYERS    29

ARTICLE V – TIME AND METHOD OF PAYMENT OF BENEFITS    30

Section 5.01. RETIREMENT    30
Section 5.02. DISTRIBUTION UPON SEPARATION FROM SERVICE
PRIOR TO NORMAL RETIREMENT AGE    30
Section 5.03. FORM OF BENEFIT PAYMENTS    32
Section 5.04. DISTRIBUTIONS UPON DEATH    32
Section 5.05. DESIGNATION OF BENEFICIARY    33
Section 5.06. FAILURE OF BENEFICIARY DESIGNATION    34
Section 5.07. SPECIAL RULES FOR TRANSFER ACCOUNTS    34
Section 5.08. DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS    34
Section 5.09. RE-EMPLOYMENT OF PARTICIPANTS RECEIVING PAYMENTS    34
Section 5.10. FORM OF PAYMENTS    35
Section 5.11. LOST PARTICIPANT OR BENEFICIARY    35
Section 5.12. FACILITY OF PAYMENT    35
Section 5.13. NO DISTRIBUTION PRIOR TO SEPARATION FROM
SERVICE, DEATH OR TOTAL DISABILITY    35
Section 5.14. DISTRIBUTION OF ASSETS TRANSFERRED FROM
MONEY PURCHASE PENSION PLAN    36
Section 5.15. WRITTEN INSTRUCTION NOT REQUIRED    36
Section 5.16. DIRECT ROLLOVERS    36
Section 5.17. DISTRIBUTIONS SUBJECT TO SPECIAL TAX RATE    37

ARTICLE VI – WITHDRAWALS; PARTICIPANT LOANS    38

Section 6.01. HARDSHIP WITHDRAWALS    38
Section 6.02. SPECIAL WITHDRAWAL RULES APPLICABLE TO
ROLLOVER CONTRIBUTIONS    39
Section 6.03. SPECIAL WITHDRAWAL RULES APPLICABLE TO
TRANSFER ACCOUNTS    39
Section 6.04. WITHDRAWALS UPON ATTAINMENT OF AGE 59½     39
Section 6.05. LOANS TO PARTICIPANTS    40

ARTICLE VII – EMPLOYER ADMINISTRATIVE PROVISIONS    43

Section 7.01. ESTABLISHMENT OF TRUST    43
Section 7.02. INFORMATION TO PLAN ADMINISTRATOR    43
Section 7.03. NO LIABILITY    43
Section 7.04. INDEMNITY BY EMPLOYER    43

Section 7.05. INVESTMENT FUNDS    43
Section 7.06. PUERTO RICO INVESTMENTS    45

ARTICLE VIII – PARTICIPANT ADMINISTRATIVE PROVISIONS    46

Section 8.01. PERSONAL DATA TO PLAN ADMINISTRATOR    46
Section 8.02. ADDRESS FOR NOTIFICATION    46
Section 8.03. ASSIGNMENT OR ALIENATION    46
Section 8.04. NOTICE OF CHANGE IN TERMS    46
Section 8.05. PARTICIPANT DIRECTION OF INVESTMENT    46
Section 8.06. CHANGE OF INVESTMENT DESIGNATIONS    47
Section 8.07. LITIGATION AGAINST THE TRUST    48
Section 8.08. INFORMATION AVAILABLE    48
Section 8.09. CLAIMS AND APPEALS    48
Section 8.10. USE OF ALTERNATIVE MEDIA    49
Section 8.11. EXHAUSTION OF CLAIMS PROCEDURES
AND STATUTE OF LIMITATIONS FOR CIVIL ACTIONS    49

ARTICLE IX – ADMINISTRATION OF THE PLAN    51

Section 9.01. ADMINISTRATOR, TRUSTEE AND FIDUCIARIES    51
Section 9.02. FBPC MEETINGS AND MEMBERSHIP    51
Section 9.03. PLAN ADMINISTRATOR POWERS AND DUTIES    51
Section 9.04. APPLICATION AND FORMS FOR BENEFITS    53
Section 9.05. AUTHORIZATION OF BENEFIT PAYMENTS    53
Section 9.06. FUNDING POLICY    53
Section 9.07. SEPARATE ACCOUNTING    53
Section 9.08. VALUE OF PARTICIPANT’S ACCOUNT    53
Section 9.09. REGISTRATION AND VOTING OF EMPLOYER
COMMON STOCK    54
Section 9.10. INDIVIDUAL STATEMENT    54
Section 9.11. FEES AND EXPENSES FROM FUND    54

ARTICLE X – MISCELLANEOUS    55

Section 10.01. EVIDENCE    55
Section 10.02. NO RESPONSIBILITY FOR EMPLOYER ACTION    55
Section 10.03. FIDUCIARIES AND SPONSOR NOT INSURERS    55
Section 10.04. WAIVER OF NOTICE    55
Section 10.05. SUCCESSORS    55
Section 10.06. WORD USAGE    55
Section 10.07. HEADINGS    55
Section 10.08. STATE LAW    55
Section 10.09. EMPLOYMENT NOT GUARANTEED    55

ARTICLE XI – EXCLUSIVE BENEFIT; AMENDMENT; TERMINATION    57

Section 11.01. EXCLUSIVE BENEFIT    57
Section 11.02. PLAN AMENDMENTS    57
Section 11.03. AMENDMENT TO VESTING PROVISIONS    57
Section 11.04. DISCONTINUANCE    58
Section 11.05. FULL VESTING ON TERMINATION    58
Section 11.06. MERGER AND DIRECT TRANSFER    58
Section 11.07. TERMINATION    58

SCHEDULE I – EFFECTIVE DATE OF PARTICIPATION    60

SCHEDULE II– SPECIAL RULES REGARDING ELIGIBLE EMPLOYEES
OF CARDINAL HEALTH 417, INC. (f/k/a PCI SERVICES III, INC.)    61

SCHEDULE III – ANNUITY DISTRIBUTIONS TO CERTAIN PARTICIPANTS    62

SCHEDULE IV – DISTRIBUTION OF THE BALANCE OF THE TRANSFER
ACCOUNT OF CERTAIN PARTICIPANTS    66
v

CARDINAL HEALTH
401(k) SAVINGS PLAN FOR
EMPLOYEES OF PUERTO RICO
Background
Cardinal Health, Inc., an Ohio corporation (the "Company"), hereby amends and restates in its entirety the "Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico" (the "Plan") (f/k/a PCI-PR Profit Sharing and Retirement Savings Plan), generally effective as of January 1, 2020, unless otherwise stated herein. Cardinal Health 406, LLC (f/k/a Packaging Coordinators, Inc.) established the Plan, effective as of July 1, 1998.
The provisions of this amended and restated Plan shall apply solely to an Employee whose employment with the Employer terminates on or after the Effective Date, except as provided below. An Employee whose employment with the Employer terminates prior to the Effective Date shall be entitled to a benefit, if any, as determined under the provisions of the Plan or appropriate plans that merged into the Plan (the "Merging Plans") in effect on the date his employment terminated, except that such persons shall be subject to (i) the general administrative provisions of the Plan, including, for example, the claims procedure, participant direction of investments, direct rollover provisions, and statute of limitations, (ii) any provision of the Plan required by the Code, ERISA or other legislative or regulatory pronouncements to be effective prior to the Effective Date (and only to the extent so required), and (iii) any provisions of the Plan as otherwise provided herein.
The Plan is a profit sharing plan with a cash or deferred arrangement formerly intended to qualify under Sections 1165(a) and (e) of the Puerto Rico Internal Revenue Code of 1994 and the trust forming a part thereof was intended to be exempt from taxation under Section 1165(a) and, pursuant to Section 1022(i)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), under Section 501(a) of the United States Internal Revenue Code of 1986, as amended (the "U.S. Code"). Effective as of January 1, 2011, the Plan is intended to qualify under Sections 1081.01(a) and (d) of the Internal Revenue Code for a New Puerto Rico, as amended (the "Code"), and the trust forming a part thereof is intended to be exempt from taxation under Code Section 1081.01(a) and, pursuant to ERISA Section 1022(i)(1), under U.S. Code Section 501(a).
Following the establishment of the Plan, the accounts of employees of Cardinal Health 406, LLC, and Cardinal Health 417, Inc. (f/k/a Packaging Coordinators Incorporated, Caribe and Tri-Line Co., Inc.) who were participating in the Packaging Coordinators, Inc. Money Purchase Pension Plan and the Packaging Coordinators, Inc. Profit Sharing Plan were transferred to the Plan.
Effective as of July 1, 2001, the employees of Rexam Cartons, Inc. (n/k/a Cardinal Health 417, Inc.) who were participating in the Retirement Savings Plan for Rexam Employees in Puerto Rico (the "Rexam Plan") became participants in the Plan. The Rexam Plan was merged with and into the Plan, and such employees' accounts in the Rexam Plan were transferred to the Plan effective as of such date or as soon as administratively practicable thereafter.

Effective as of June 19, 2011, the employees of Borschow Hospital and Medical Supplies, Inc. ("Borschow") who were participating in The Borschow 1165(e) Savings Plan #754512 (the "Borschow Plan") became participants in the Plan. The Borschow Plan was merged with and into the Plan, and such employees' accounts in the Borschow Plan were transferred to the Plan effective as of such date or as soon as administratively practicable thereafter.
To the extent the accounts of employees who were participating in the Packaging Coordinators, Inc. Money Purchase Pension Plan, the Packaging Coordinators, Inc. Profit Sharing Plan, the Rexam Plan or the Borschow Plan are transferred to or merged into the Plan, any beneficiary designation or any other applicable agreement, elections or consents that participants, spouses or beneficiaries validly executed under such plans shall be honored by this Plan, to the extent not inconsistent with this Plan and unless otherwise required by law. An Employee whose employment with the Employer terminates prior to the Effective Date shall be entitled to a benefit, if any, as determined under the provisions of the Plan, the Packaging Coordinators, Inc. Money Purchase Pension Plan, the Packaging Coordinators, Inc. Profit Sharing Plan, the Rexam Plan or the Borschow Plan, as applicable, as the same were in effect on the date his employment terminated.
Effective April 10, 2007, the Pharmaceutical Technologies and Services business segment ("PTS") was sold by Cardinal Health as provided in the Purchase and Sale Agreement by and between Cardinal Health and Phoenix Charter LLC dated January 25, 2007, and the PTS entities with employees in Puerto Rico ceased to be Related Employers that maintain the Plan. Plan participants who were employees of PTS ("Divested PTS Participants") accordingly ceased active participation in the Plan as of that date and became Former Participants entitled to a distribution from the Plan.

ARTICLE I
DEFINITIONS
Each word and phrase defined in this Article I shall have the following meaning whenever such word or phrase is capitalized and used herein unless a different meaning is clearly required by the context of this agreement.
Section 1.01. Account. The separate bookkeeping account that the Plan Administrator shall maintain for a Participant pursuant to Section 9.07 of this Plan.
Section 1.02. Accounting Date. The last day of the Plan Year.
Section 1.03. Beneficiary. A person, including any individual, estate or other entity, designated by a Participant who is or may become entitled to a benefit under the Plan. A Beneficiary who becomes entitled to a benefit under the Plan shall remain a Beneficiary under the Plan until the Trustee has fully distributed his benefit to him. A Beneficiary's right to (and the Plan Administrator's duty to provide to the Beneficiary) information or data concerning the Plan shall not arise until he first becomes entitled to receive a benefit under the Plan.
Section 1.04. Board. The board of directors of Cardinal Health, Inc. or a committee thereof acting on its behalf.
Section 1.05. Catch-Up Account. That portion of a Participant's Compensation Deferral Account credited with Catch-Up Contributions under Section 3.04(B) and adjustments relating thereto.
Section 1.06. Code. The Internal Revenue Code for a New Puerto Rico, as it may be amended from time to time.
Section 1.07. Company. Cardinal Health, Inc., an Ohio corporation.
Section 1.08. Compensation. The Participant's wages, salaries, fees for professional services and other amounts received (whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan, to the extent that the amounts are includable in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Code Section 1032.06). "Compensation" includes, but is not limited to, maternity pay that is treated under Puerto Rico law as pay for services rendered, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses. Compensation also includes "Elective Contributions" made by the Employer on the Employee's behalf. Elective Contributions are amounts excludible from the Employee's gross income under Code Section 1081.01(d). The term "Compensation" does not include:
    (i)    Employer contributions (other than Elective Contributions) to a plan of deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, and any distributions from a plan of deferred compensation, regardless of whether such amounts are includible in the gross income of the Employee when distributed.
    (ii)    Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.
    (iii)    Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.
    (iv)    Other amounts that receive special tax benefits, such as premiums for group term life insurance or contributions (but only to the extent that the premiums from group term life insurance are not includable in the gross income of the Employee).
(v)Other items of remuneration that are similar to any of the items listed in paragraphs (i) through (iv).
(vi)Amounts described in Code Section 1031.01(b)(3), but only to the extent that these amounts are includible in the gross income of the Employee.
(vii)Amounts paid or reimbursed by the Employer for moving expenses incurred by the Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are not deductible by the Employee.
(viii)The value of a nonqualified stock option (which is an option other than a qualified stock option as defined in Code Section 1040.08(c)) granted to the Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted.
(ix)Amounts that are characterized as imputed income (including any gross-up payments thereon), tax equalization settlements, non-sufficient funds reimbursements, or expatriate additions to earnings adjustments (including any gross-up payments thereon) on the Company's payroll records.
Any reference in this Plan to Compensation is a reference to the definition in this Section 1.08, unless the Plan reference specifies a modification to this definition. The Plan Administrator will take into account only Compensation actually paid for the relevant period.
In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "Compensation Limitation" under Code Section 1081.01(a)(12) in effect for the applicable Determination Period as defined herein. Effective January 1, 2019, the Compensation Limitation is $280,000 and is subject to cost of living adjustments in future years in accordance with U.S. Code Section 401(a)(17) and applicable statutory changes. Any such cost of living adjustments and statutory change in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (the "Determination Period") beginning in such calendar year. For example, since the Compensation Determination Period for Employer Contributions as provided in Section 3.03 begins on July 1, the Compensation Limitation in effect for the calendar year in which such July 1 occurs is used for the Employer Contributions made for that Compensation Determination Period. If a Determination Period consists of fewer than 12 months, the Compensation Limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12; provided, however, that no proration is required merely because the amount of elective contributions or matching contributions that is contributed for each pay period during a plan year is determined separately using compensation for that pay period. Any reference in this Plan to the limitation under Code Section 1081.01(a)(12) shall mean the Compensation Limitation set forth in this provision.
Compensation must be paid or treated as paid to the Employee before the Employee's Separation from Service with the Employer. Notwithstanding the immediately preceding sentence, Compensation shall include Post-Severance Compensation paid by the later of: (i) two and one-half (2½) months after the Employee's severance from employment with the Employer; or (ii) the end of the Plan Year that includes the date of the Employee's Separation from Service with the Employer. "Post-Severance Compensation" means payments that would have been included in the definition of Compensation if they were paid prior to the Employee's Separation from Service and the payments are regular Compensation for Services during the Employee's regular working hours, or Compensation for Services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, but only if the payments would have been paid to the Employee if the Employee had continued in employment with the Employer. Any payments not described in the preceding sentence are not considered Post-Severance Compensation if paid after Separation from Service.
Section 1.09. Compensation Deferral Account. That portion of a Participant's Account credited with Compensation Deferral Contributions under Section 3.04(A) and Catch-Up Contributions under Section 4.04(B), and adjustments relating thereto.
Section 1.10. Effective Date. January 1, 2020, the date on which the provisions of this amended and restated Plan become effective, except as otherwise provided herein. In addition, the provisions of an applicable Schedule may be subject to a different Effective Date, as specified therein.
Section 1.11. Eligible Employee. Any Employee of a Participating Employer other than (a) an Employee who may be excluded from participation pursuant to Code Section 1081.01(a)(c)(ii) as a nonresident alien or as an Employee covered by a collective bargaining agreement recognized as such under applicable Puerto Rico law and which does not expressly provide for participation in this Plan by Employees covered thereunder, (b) an Employee who is a nonresident of Puerto Rico, (c) an Employee classified as a non-regular "PRN" or on-call Employee, or (d) an Employee hired on a short-term basis, such as an intern. An Eligible Employee may become a Participant in the Plan pursuant to the requirements of Article II.
Section 1.12. Employee. Any person who, on or after the Effective Date, is a Puerto Rican national who resides in Puerto Rico and who is receiving remuneration for personal services rendered to the Employer as a common law employee in Puerto Rico (or who would be receiving such remuneration except for an authorized leave of absence). The term shall not include any individual providing services to an Employer as a consultant, independent contractor or any Leased Employee deemed to be an employee of the Employer, an individual who is resident in Puerto Rico but continues on the U.S. payroll of the Company or a Related Employer, nor any person employed by the Employer solely as a Director. Any individual excluded from participation by reason of independent contractor or Leased Employee status, if determined by the Company or in accordance with law to be a common law employee, shall be recharacterized as an Employee under the Plan as of the date of such determination, unless an earlier date is necessary to preserve the tax qualified status of the Plan. Notwithstanding such general recharacterization, such person shall not be considered an Eligible Employee for purposes of Plan participation, except and to the extent necessary to preserve the tax qualified status of the Plan.
Section 1.13. Employer(s). The Company and any Related Employer during the period such other employer is a Related Employer to the Company. A Related Employer shall become a participating Employer in the Plan upon written action by the Related Employer effective as of the date provided in such action. A Related Employer shall cease to be an Employer on the date such entity ceases to qualify as a Related Employer to the Company, unless the Related Employer continues to maintain the Plan with the consent of the Company. Whenever the terms of this Plan authorize the Employer or the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Chairman of the Board, any committee of the Board, or by any other person to whom authority has been delegated by the foregoing.
Section 1.14. Employer Contribution Account. That portion of a Participant's Account credited with Employer Contributions under Sections 3.02 and 3.03, and adjustments relating thereto.
Section 1.15. ERISA. The Employee Retirement Income Security Act of 1974, as amended, or as it may be amended from time to time.
Section 1.16. FBPC. The Financial Benefit Plans Committee of the Company.
Section 1.17. Former Participant. A Participant who has transferred to a classification of Employees ineligible to participate in the Plan, or a Participant whose employment with the Employer has terminated but who has a vested Account balance under the Plan that has not been paid in full and, therefore, is continuing to participate in the allocation of Trust Fund Income.

Section 1.18. Highly Compensated Employee. For purpose of the limitations on Compensation Deferral Contributions set forth in Section 3.10 of the Plan, an Employee who (i) is an officer of the Employer, (ii) owns more than five (5) percent of the stock entitled to vote or of the total value of all classes of stock of the Employer, (iii) owns more than five (5) percent of the capital or owns five (5) percent interest in the profits of the Employer, to determine if an Employee owns more than five (5) percent of the stock, capital or profits of the Employer, the control group, group of related entities and affiliated service group provisions under Code Sections 1010.04, 1010.05 and 1081.01(a)(14)(D) shall apply or (iv) had compensation for the preceding taxable year from the Employer in excess of the applicable limit determined for such taxable year under U.S. Code Section 414(q)(1)(B), as amended from time to time by the U.S. Internal Revenue Service.
Section 1.19. Income. The net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund as of any date, assets shall be valued on the basis of their then fair market value.
Section 1.20. Leased Employee. Any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person ("Leasing Organization"), has performed services for the Employer (or for the Employer and related persons) on a substantially full time basis for a period of at least one year, which services are performed under the primary direction or control of the Employer. Contributions or benefits provided to a Leased Employee by the Leasing Organization that are attributable to services performed for the Employer shall be treated as provided by the Employer. If applicable, Compensation under Section 1.08 includes compensation from the Leasing Organization which is attributable to services performed for the Employer.
A Leased Employee shall not be considered an Employee of the Employer if: (a) such employee is covered by a money purchase pension plan providing: (i) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, (ii) immediate participation, and (iii) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the Employer's nonhighly compensated workforce.
Section 1.21. Matching Contributions Account. That portion of a Participant's Account credited with Matching Contributions pursuant to Section 3.06, and adjustments relating thereto.
Section 1.22. Nonforfeitable. A Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to all or a portion of the Participant's Account.
Section 1.23. Nonforfeitable Account Balance. The aggregate value of the Participant's vested Account balances derived from Employer and Employee contributions (including Rollover Contributions and Transfer Contributions), whether vested before or upon death.
Section 1.24. Non-Highly Compensated Employee. Any Eligible Employee who is not a Highly Compensated Employee.

Section 1.25. Normal Retirement Age. Except as provided in an applicable Schedule, the attainment of age 65. "Normal Retirement" means a Participant's Separation from Service following his attainment of Normal Retirement Age.
Section 1.26. Participant. An Employee who is eligible to be and becomes a Participant in accordance with the provisions of Section 2.01. An Employee who becomes a Participant shall remain a Participant or Former Participant under the Plan until the Trustee has fully distributed the vested amount in his Account to him. Notwithstanding the foregoing, as the context requires, the term "Participant" may be interpreted to include a Former Participant, Beneficiary, alternate payee, or other individual with rights under the Plan, as determined by the Plan Administrator in its sole discretion.
Section 1.27. Plan. The plan designated as the Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico, as set forth herein or in any amendments hereto. Prior to January 1, 2005, the Plan was known as the Cardinal Health Profit Sharing, Retirement and Savings Plan for Employees of Puerto Rico, (f/k/a the PCI-PR Profit Sharing and Retirement Savings Plan).
Section 1.28. Plan Administrator. The FBPC shall be the Plan Administrator of the Plan.
Section 1.29. Plan Year. The calendar year commencing on January 1 and ending on December 31.
Section 1.30. Qualified Non-elective Contribution Account. That portion of a Participant's Account credited with Qualified Non-elective Contributions under Section 3.09, and adjustments relating thereto.
Section 1.31. Related Employers. A controlled group of corporations (as defined in Code Section 1010.04) or an affiliated service group (as defined in Code Section 1081.01(a)(14)(B)). If the Employer is a member of a group of Related Employers, the term "Employer" includes the Related Employers for purposes of crediting Hours of Service, determining Years of Service and Breaks in Service under Article IV, for purposes of coverage and nondiscrimination testing, the definitions of Employee, Compensation, Leased Employee, Highly Compensated Employee, and Service contained in this Article I, and for any other purpose as required by the Code or by the Plan. However, only an Employer described in Section 1.13 may contribute to the Plan, and only an Employee employed by an Employer described in Section 1.13 is eligible to participate in this Plan.
Section 1.32. Rollover Account. That portion of a Participant's Account credited with Rollover Contributions under Section 3.14, and adjustments relating thereto.
Section 1.33. Service and Break in Service Definitions.
A.Absence from Service. A severance or absence from service for any reason other than a quit, discharge, retirement or death, such as vacation, holiday, sickness, or layoff. Notwithstanding the foregoing, an absence due to an "Authorized Leave of Absence," or qualified military service in accordance with Puerto Rico and federal law shall not constitute an Absence from Service. In addition, a Separation from Service shall be deemed to occur with respect to the Employees of a Related Employer effective as of the date such Related Employer ceases to qualify as a Related Employer to the Company, unless such employer continues to maintain the Plan with the consent of the Company.
    B.    Authorized Leave of Absence. An Authorized Leave of Absence shall mean:
(i)    a leave of absence, with or without pay, granted by the Employer in writing under a uniform, nondiscriminatory policy applicable to all Employees; however, such absence shall constitute an Authorized Leave of Absence only to the extent that applicable Puerto Rico and federal laws and regulations permit service credit to be given for such leave of absence;
(ii)    a leave of absence due to service in the uniformed services of the United States to the extent required by applicable Puerto Rico and/or federal laws; or
(iii)    a leave of absence authorized under the Family and Medical Leave Act, but only to the extent that such Act requires that service credit be given for such period.
C.Break in Service. Each 12 consecutive months in the period (i) commencing on the earlier of (a) the date on which the Employee quits, is discharged, retires or dies, or (b) the first anniversary of the first day of any Absence from Service, and (ii) ending on the date the Employee is again credited with an Hour of Service for the performance of duties for the Employer. If an Employee is on maternity or paternity leave, and the absence continues beyond the first anniversary of such absence, the Employee's Break in Service will commence no earlier than the second anniversary of such absence. The period between the first and second anniversaries of the first date of a maternity or paternity leave is not part of either a Period of Service or a Break in Service. The Plan Administrator shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. Notwithstanding the foregoing, if such maternity or paternity leave constitutes an Authorized Leave of Absence, such leave shall not be considered part of a Break in Service.
D.Employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer.
E.    Hour of Service. Hour of Service shall mean:
    (i)    Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment, for the performance of duties during the Plan Year. The Plan Administrator shall credit Hours of Service under this Subsection (i) to the Employee for the Plan Year in which the Employee performs the duties, irrespective of when paid;
    (ii)    Each Hour of Service for back pay, irrespective of mitigation of damages, to which the Employer has agreed or for which the Employee has received an award. The Plan Administrator shall credit Hours of Service under this Subsection (ii) to the Employee for the Plan Year(s) to which the award or the agreement pertains rather than for the Plan Year in which the award, agreement or payment is made; and
    (iii)    Each Hour of Service for which the Employer, either directly or indirectly, pays an Employee, or for which the Employee is entitled to payment (irrespective of whether the employment relationship is terminated), for reasons other than for the performance of duties during a Plan Year, such as leave of absence, vacation, holiday, sick leave, illness, incapacity (including disability), layoff, jury duty or military duty. The Plan Administrator shall not credit more than 501 Hours of Service under this Subsection (iii) to an Employee on account of any single continuous period during which the Employee does not perform any duties (whether or not such period occurs during a single Plan Year). The Plan Administrator shall credit Hours of Service under this Subsection (iii) in accordance with the rules of paragraphs (b) and (c) of U.S. Department of Labor Reg. Section 2530.200b-2, which the Plan by this reference specifically incorporates in full within this Subsection (iii).
The Plan Administrator shall not credit an Hour of Service under more than one of the Subsections. Furthermore, if the Plan Administrator is to credit Hours of Service to an Employee for the 12-month period beginning with the Employee's Employment Commencement Date or with an anniversary of such date, then the 12-month period shall be substituted for the term "Plan Year" wherever the latter term appears in this section.
Hours of Service will be credited for employment with other members of an affiliated service group (under ERISA Section 210(c)), a controlled group of corporations (under ERISA Section 210(c)), or a group of trades or businesses under common control (under ERISA Section 210(d) of which the adopting Employer is a member, and any other entity that would be aggregated on a mandatory basis with the Employer pursuant to Code Section 1081.01(a)(14) and the regulations thereunder if such provisions were applicable to the Employer and the Plan. Hours of Service will also be credited for any Leased Employee.
Solely for purposes of determining whether an Employee whose Service is determined under the Hours of Service method incurs a Break in Service under any provision of this Plan, the Administrative Committee shall credit Hours of Service during an Employee's unpaid absence period due to maternity or paternity leave. The Administrative Committee shall consider an Employee on maternity or paternity leave if the Employee's absence is due to the Employee's pregnancy, the birth of the Employee's child, the placement with the Employee of an adopted child, or the care of the Employee's child immediately following the child's birth or placement. The Administrative Committee shall credit Hours of Service that the Employee would receive if he were paid during the absence period, or if the Administrative Committee cannot determine the number of Hours of Service the Employee would receive, on the basis of eight hours per day during the absence period. The Administrative Committee shall credit only the number of Hours of Service (up to 501 Hours of Service) necessary to prevent a Break in Service. The Administrative Committee shall credit all Hours of Service described in this paragraph to the computation period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a Break in Service in the computation period in which his or her absence period begins, the Administrative Committee shall credit these Hours of Service to the period immediately following such computation period.
F.Period of Service. The period of Service commencing on an Employee's Employment Commencement Date or Re-employment Commencement Date, whichever is applicable, and ending on the Employee's Severance from Service Date. Notwithstanding anything else to the contrary, a Period of Service will include (i) any Period of Severance resulting from a quit, discharge, or retirement if within 12 months of his Severance from Service Date, the Employee is credited with an Hour of Service for the performance of duties for the Employer, (ii) any Period of Severance if the Employee quits, is discharged, or retires during an Absence from Service of less than 12 months and is then credited with an Hour of Service within 12 months of the date on which the Absence from Service began, and (iii) any other period of Service as defined in Section 1.33(J) below.
G.Period of Severance. The period commencing on any Severance from Service Date and ending on the date an Employee is again credited with an Hour of Service for the performance of duties for the Employer.
H.Re-employment Commencement Date. The date upon which an Employee first performs an Hour of Service for the Employer following a Break in Service.
I.Separation from Service. A separation from Service with the Employer maintaining this Plan and any Related Employers such that the Employee no longer has an employment relationship with the Employer or any Related Employers that maintain the Plan. In addition, a Separation from Service shall be deemed to occur with respect to the Employees of a Related Employer effective as of the date such Related Employer ceases to qualify as a Related Employer to the Company, unless such employer continues to maintain the Plan with the consent of the Company.
J.Service. Any period of time the Employee is in the employ of the Employer, whether before or after adoption of the Plan, determined in accordance with rules and procedures adopted by the Plan Administrator. An Employee's period of Service while employed in a position that is not as an Eligible Employee shall nevertheless count as Service under the Plan for eligibility and vesting if such Employee becomes an Eligible Employee without having incurred a Break in Service. For purposes of counting an Employee's Service, the Plan shall treat an Employee's Service with employers who are part of a group of Related Employers of which the Employer is a member as Service with the Employer for the period during which the employers are Related Employers. Service for purposes of determining eligibility to participate and vesting may also be granted for an Employee's Period of Service prior to the date his employer became a Related Employer if (1) such employer became a Related Employer through a stock transaction with Cardinal Health, and (2) such Service is granted in accordance with the Code and applicable regulations. For all Plan purposes, the Plan shall treat the following periods as Service:
    (i)    any Authorized Leave of Absence, subject to the service crediting limitations set forth in Section 1.33(B);
    (ii)    any qualified military service in accordance with Puerto Rico and federal law; and
    (iii)    any other absence during which the Participant continues to receive his regular Compensation.
K.Severance from Service Date. The earlier of (i) the date on which an Employee quits, is discharged, retires, or dies, or (ii) the first anniversary of the first date of any Absence from Service.
L.Year of Service. Each one-year Period of Service. Unless otherwise provided in this Plan, Periods of Service which are less than a year shall be aggregated on the basis that 12 months (30 days are deemed to be a month in the case of aggregation of fractional months) or 365 days equal a whole year.
Section 1.34. Shares. The no par value common shares of Cardinal Health, Inc., an Ohio corporation, which are publicly-traded on the New York Stock Exchange under ticker symbol CAH.
Section 1.35. Special Contribution Account. That portion of a Participant's Account credited with Special Contributions under Sections 3.02 and 3.03, and adjustments relating thereto.
Section 1.36. Spouse. The lawful spouse of the Participant, including a same-sex spouse, as determined under the law of the state in which the marriage occurred. For this purpose, the term "state" means any state of the United States, the District of Columbia, any territory or possession of the United States, and any foreign jurisdiction having the legal authority to sanction marriages.

Section 1.37. Total Disability / Totally Disabled. Occurs when a Participant has either (a) qualified for long-term disability benefits under the Employer's long term disability plan, or (b) been determined to be totally disabled by the Social Security Administration.
Section 1.38. Transfer Account. That portion of a Participant's Account credited with Transfer Contributions under Section 3.14, and adjustments relating thereto.
Section 1.39. Transfer Contributions. Any assets transferred by merger or direct transfer to the Plan on behalf of an Employee. A separate Transfer Account shall be established to reflect the value of such assets.
Section 1.40. Treasury Regulations. Regulations promulgated under the Code or the Puerto Rico Internal Revenue Code of 1994, as amended to the extent applicable.
Section 1.41. Trust. The Trust known as the Deed of Amendment and Restatement of Trust and Appointment of Successor Trustee executed on April 5, 2007 for the Cardinal Health 401(k) Savings Plan for Employees in Puerto Rico and maintained in accordance with the terms of the trust agreement between the Plan Administrator and the Trustee, as amended from time to time.
Section 1.42. Trust Fund. All property of every kind held or acquired by the Trustee under the Trust agreement.
Section 1.43. Trustee. The entity or person(s) appointed by the Plan Administrator in accordance with Section 7.01 of the Plan.
Section 1.44. U.S. Code. The United States Internal Revenue Code of 1986, as amended from time to time.
Section 1.45. Valuation Date. Each day on which the New York Stock Exchange is open for trading and on which the fair market value of Plan assets is determined.
Section 1.46. Terms Defined Elsewhere. This Section 1.46 is intended for informational purposes only and nothing herein shall be construed to alter any provisions of the Plan, or the rights and/or responsibilities of any party under the Plan.

Actual Deferral Percentage                Section 3.10(A)(i)
Annuity Starting Date                    Sections 5.02(B) and Schedule III
Authorized Leave of Absence                Section 1.33
Automatic Election Contribution            Section 3.04(A)(ii)
Automatic Election Percentage            Section 3.04(C)
Borschow                        Introduction
Borschow Plan                    Introduction
Cash-out Distribution                    Section 4.04
Catch-Up Contribution                Section 3.04(B)
CFO                            Section 9.02
CHRO                            Section 9.02
Claimant                        Section 8.09

Compensation Deferral Contribution            Section 3.04(A)(i)
Compensation Limitation                Section 1.08
Compensation Determination Period            Section 3.03(A)(i)
Determination Period                    Section 1.08
Divested PTS Participants                Introduction
Elective Contributions                Section 1.08
Employer Common Stock Fund            Section 7.05
Employer Contributions                Section 3.02
Excess Compensation                    Section 3.03(A)(i)
Excess Compensation Deferrals            Section 3.10(A)(ii)
Forfeiture Break in Service                Section 4.02
Gap Period                        Section 3.11
Investment Funds                    Section 7.05
Leasing Organization                    Section 1.20
Matching Contribution                Section 3.06
Merging Plans                        Introduction
Normal Retirement                    Section 1.25
Post-Severance Compensation             Section 1.08
Preretirement Survivor Annuity            Schedule III
Prior After-Tax Contributions                Section 3.08
PTS                            Introduction
Qualified Joint and Survivor Annuity            Schedule III
Qualified Non-elective Contributions            Section 3.09
Qualified Optional Survivor Annuity            Schedule III
Rexam Plan                        Introduction
Rollover Contributions                3.14
Special Contributions                    Section 3.02
Tender Offer                        Section 7.05
Trust Agreement                    Section 7.01

ARTICLE II
ELIGIBILITY AND PARTICIPATION
Section 2.01. ELIGIBILITY. Each Eligible Employee shall be eligible to become a Participant in the Plan upon becoming an Eligible Employee (which, generally, is date of hire.
Section 2.02. PARTICIPATION UPON RE-EMPLOYMENT. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer as an Eligible Employee.
    Section 2.03. ENROLLMENT. As soon as administratively practicable, the Plan Administrator shall notify each Employee who is eligible to open a Compensation Deferral Account and provide enrollment materials to the Employee. Each Eligible Employee may enroll as a Participant in the Compensation Deferral portion of the Plan at any time and as soon as administratively practicable on or after his date of hire, by properly completing the enrollment procedures established at the time by the Plan Administrator, or by following such other reasonable procedures as the Plan Administrator may implement. The Plan Administrator may establish rules and procedures governing the time and manner in which enrollments shall be processed.
    Section 2.04. TRANSFER BETWEEN PARTICIPATING EMPLOYERS. For eligibility purposes, a Participant who transfers employment from one participating Employer to another participating Employer shall continue to be eligible to participate in the Plan if the Participant has previously met the requirements of Section 2.01. In accordance with the Plan and the Code, an Employee who is an Eligible Employee shall continue to be an Eligible Employee following a transfer between participating Employers as if the Eligible Employee had performed all service during the Plan Year for the participating Employer to which the Eligible Employee is transferred.
Section 2.05. TRANSFERS BETWEEN CLASSES OF EMPLOYEES. For purposes of eligibility, in the case of an Employee who transfers from a class of Employees whose employment status is ineligible for participation in the Plan to an eligible class of employment, such Employee shall become an Eligible Employee immediately eligible to participate in the Plan. In the case of an Eligible Employee who transfers to an ineligible employment status, such Employee shall cease to be an Eligible Employee under this Plan but shall remain a Former Participant under the Plan until such time as participation is terminated.

ARTICLE III
CONTRIBUTIONS
Section 3.01. INDIVIDUAL ACCOUNTS. An Account shall be established and maintained for each Participant and Former Participant having an amount to his credit in the Trust Fund in accordance with procedures adopted by the Plan Administrator. Each Account may be divided into separate subaccounts, as applicable, including but not limited to the following subaccounts as directed by the Plan Administrator:
    (A)    "Catch-Up Contributions";
(B)    "Compensation Deferral Contributions";
(C)    "Employer Contributions";
(D)    "Matching Contributions";
(E)    "Prior After-Tax Contributions";
(F)    "Qualified Non-elective Contributions" (if the Employer elects to make such contributions);
(G)    "Rollover Contributions" (if the Participant has made such a contribution);
(H)    "Special Contributions"; and
(I)    "Transfer Contributions" (if the Participant has made such a contribution).
The terms used in Section 3.01 (A) through (I) are further defined below.
Furthermore, if a Participant re-enters the Plan subsequent to a "Forfeiture Break in Service" (as defined in Section 4.02), separate Accounts shall be maintained for the Participant's pre-Forfeiture Break in Service Account and post-Forfeiture Break in Service Account, unless the Participant's entire Account under the Plan is 100% Nonforfeitable. Allocations shall be made to the Accounts of the Participants in accordance with the provisions of Section 9.07. The Plan Administrator may direct the Trustee to maintain a temporary segregated investment Account in the name of a Participant to prevent a distortion of income, gain, or loss allocations under Section 9.07. The Plan Administrator shall ensure that records are maintained for all Account allocations and related recordkeeping activities.
Section 3.02. DISCRETIONARY CONTRIBUTIONS. For each Plan Year, an Employer may make contributions to the Trust in such amounts as are determined in the discretion of the Human Resources and Compensation Committee of the Board or such other committee, entity, or person authorized by the Human Resources and Compensation Committee of the Board for such purpose. Such discretionary contributions will be in the form of "Employer Contributions" and/or "Special Contributions," as described in Section 3.03. The amount contributed for any Plan Year may vary and may be zero for any given Plan Year. An Employer shall not make a contribution to the Trust for any taxable year to the extent the contribution would exceed the annual benefit and contribution limits under Code Section 1081.01(a)(11) and/or the maximum deduction limitations under Code Section 1033.09, as applicable. All contributions are conditioned on their deductibility under the Code.

Section 3.03. EMPLOYER AND SPECIAL CONTRIBUTION ALLOCATIONS AND ACCRUAL OF BENEFIT.
    A.    Method of Allocation.
    (i)    Employer Contributions. Subject to any restoration allocation required under Section 4.05, a percentage or portion of the annual discretionary Employer Contribution made pursuant to Section 3.02 shall be allocated and credited to the Account of each Participant, in the group of Participants for whom the Employer Contribution was made, who satisfies the conditions of Section 3.03(B), to be determined as follows:
Step One: Any Employer Contributions made during the Plan Year will be allocated among each eligible Participant's Account, in the group of Participants for whom the Employer Contribution was made, in the ratio that the sum of the Participant's total Compensation and Excess Compensation (as hereinafter defined) for the Compensation Determination Period (as hereinafter defined) bears to the sum of all such Participants' total Compensation and Excess Compensation for the Compensation Determination Period. However, if the amount allocated to Participants' Accounts under this Step One, as a percentage of the sum of their total Compensation and Excess Compensation, exceeds 5.7%, (or the percentage equal to the old-age insurance portion of the tax rate under U.S. Code Section 3111(a) in effect for the Plan Year, if greater), then the amount of contributions allocated under this Step One shall be reduced to an amount that results in an allocation, as a percentage of the sum of each Participant's total Compensation and Excess Compensation for the Plan Year, of no more than 5.7% (or the percentage equal to the old-age insurance portion of the tax rate under U.S. Code Section 3111(a) in effect for the Plan Year, if greater).
Step Two: Any Employer Contributions remaining after the allocation in Step One will be allocated among each eligible Participant's Account, in the group of Participants for whom the Employer Contribution was made, in the ratio that each such Participant's total Compensation for the Compensation Determination Period bears to the total Compensation of all such Participants for that Compensation Determination Period.
For purposes of this Section, "Excess Compensation" means Compensation in excess of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year, and "Compensation Determination Period" means the payroll period ending within the twelve month period that corresponds to the fiscal year of the Company (currently, July 1 through June 30) ending within the Plan Year for which an Employer Contribution or Special Contribution is made.
(ii)    Special Contributions. As an alternative or in addition to making Employer Contributions and allocating them in the manner described above, and subject to any restoration allocation described in Section 4.05, a Special Contribution may be made pursuant to Section 3.02 and, if made, a percentage or portion thereof shall be allocated and credited to the Account of each Participant, in the group of Participants for whom the Employer Contribution was made, who satisfies the conditions of Section

3.03(B). Special Contributions, if any, shall be allocated among the Accounts of the group of eligible Participants for whom the contribution was made in the ratio that each such Participant's Compensation for the Compensation Determination Period bears to the total Compensation of all such Participants for the Compensation Determination Period.
B.Accrual of Benefit. The Plan Administrator shall determine the accrual of a Participant's portion of any Employer Contribution or Special Contribution based on the Compensation Determination Period. In allocating an Employer Contribution or a Special Contribution to a Participant's Account, the Plan Administrator shall take into account only Compensation paid to the Employee during the portion of the Compensation Determination Period during which the Employee was a Participant. The Plan shall suspend the accrual requirement described herein if the Plan fails to satisfy the requirements of Code Section 1081.01(a)(3) for the number of Non-Highly Compensated Employees necessary to meet such requirements, commencing with the least highly compensated such Employee. In addition, a Participant shall not be entitled to receive an allocation of an Employer Contribution or a Special Contribution for a Plan Year unless the Participant was an Employee on the last day of the Compensation Determination Period ending within that Plan Year. The requirement to be employed on the last day of the Compensation Determination Period shall not apply to any Participant who terminated employment during the Compensation Determination Period (1) as a result of death or Total Disability, or (2) after attaining either (a) Normal Retirement Age, (b) age 55 and at least 10 years of continuous Service as defined in Section 1.33, or (c) age 60 and at least 5 years of continuous Service as defined in Section 1.33; provided that this sentence shall not apply to any Participant whose employment was terminated for cause during such Compensation Determination Period.
Section 3.04. COMPENSATION DEFERRAL CONTRIBUTIONS.
A.    Compensation Deferral Contributions.
    (i)    Contribution Limits. For any Plan Year, each Participant may have allocated to his Account an amount of his Compensation for such Plan Year, which amount shall be a whole percentage of not less than one percent but not more than $15,000, or such other limitation in effect for such Plan Year under Code Section 1081.01(d)(7)(A). Such amount shall be known as the Participant's "Compensation Deferral Contribution."
    (ii)    Amount of Compensation Deferral Contribution. A Participant's Compensation for a Plan Year shall be reduced by: (i) the amount of the deferral affirmatively elected by the Participant for such Plan Year; or (ii) if applicable, the amount of deferral designated as the "Automatic Election Contribution," as described below. Notwithstanding the foregoing, if the Employer so elects, a Participant who participates in the Plan at a deferral percentage level that does not equal or exceed the Automatic Election Percentage (as described below), shall have his Compensation Deferral Contributions increased to the Automatic Election Percentage in accordance with the provisions for continuing Participants described in Section 3.04(C).
B.    Catch-Up Contributions. A Participant who has or will attain at least age 50 by the end of such Plan Year may have allocated to his Account an amount of his

Compensation for such Plan Year, which amount shall not exceed $1,500, or such larger amount as prescribed under applicable law. Such amount shall be known as the Participant's "Catch-Up Contributions." Catch-Up Contributions shall not be taken into account for purposes of limitation on Compensation Deferral Contributions in effect for such Plan Year under Code Section 1081.01(d)(7)(A) or the Actual Deferral Percentage Test described in Section 3.10(B) of this Plan and applicable law.
C.    Automatic Election Contributions.
    (i)    In General. An Employer may elect to implement an "Automatic Election Percentage" with respect to a group of employees in accordance with rules or procedures adopted by the Plan Administrator. The term Automatic Election Percentage shall mean the amount by which an Employer shall elect to reduce a Participant's Compensation for the sole purpose of making "Automatic Election Contributions" to the Participant's Compensation Deferral Account on his behalf. The Automatic Election Percentage shall be determined before the beginning of the applicable Plan Year, and announced in advance of the Plan Year to Participants and at the time of hire for new Employees. If an Employer so elects, a Participant who participates in the Plan at a deferral percentage level that does not equal or exceed the Automatic Election Percentage, shall have his Compensation Deferral Contributions increased to the Automatic Election Percentage in accordance with the provisions for continuing Participants set forth in this Section. An Eligible Employee may opt out of the Automatic Election Percentage prior to its application and an affected Participant may suspend or change the amount of Automatic Election Contributions at any time, but only on a prospective basis for the remainder of the Plan Year.
    (ii)    Administrative and Notice Requirements. The Plan Administrator shall administer the applicable Employer's election to implement an Automatic Election Percentage in a uniform and nondiscriminatory manner with respect to newly eligible Participants (including rehired Participants) and continuing Participants whose Compensation Deferral Contribution percentage does not equal or exceed the Automatic Election Percentage selected by the applicable Employer.
The time at which the Automatic Election Percentage shall be effective shall be (i) with respect to newly eligible Participants, a date following the lapse of a reasonable period of time after the Plan Administrator has provided such individual with a notice described below; or (ii) with respect to a continuing Participant, as of the initial effective date of the implementation of the Automatic Election Percentage and the first day of each Plan Year thereafter. The Plan Administrator shall provide to newly eligible Participants at the time of hire or in advance of the effective date of the Automatic Election Percentage a notice explaining their right not to make an Automatic Election Contribution or to alter the amount of such contributions, an explanation of the procedure for exercising that right and the timing for implementation of any such election, and the effect of not revoking the Automatic Election Percentage. Thereafter, continuing Participants will be notified periodically of their Automatic Election Percentage and an explanation of such a Participant's right to change the percentage of Compensation Deferral Contributions, including the procedure for exercising that right and the timing for implementation of any such election.
The provisions of the notice shall be governed according to uniform and nondiscriminatory procedures established by the Plan Administrator. The content of the notice and procedures related to the Employer's implementation of Automatic Elections shall be consistent with Revenue Ruling 98-30, as amplified and superseded by Revenue Ruling 2000-8, or other applicable guidance of general application issued by the U. S. Internal Revenue Service or the Puerto Rico Treasury Department.
Section 3.05. CHANGES AND SUSPENSIONS OF COMPENSATION DEFERRAL CONTRIBUTIONS AND CATCH-UP CONTRIBUTIONS. A Participant may change the rate of Compensation Deferral Contributions and/or Catch-Up Contributions to his Account at any time during each Plan Year, effective for the first payroll period for which it is administratively feasible to change the rate of such Participant's Compensation Deferral Contributions and/or Catch-Up Contributions, by communicating such rate of change in accordance with rules and procedures established by the Plan Administrator regarding the timing and manner of making such elections. In addition, a Participant may at any time elect to suspend all contributions to his Account by giving advance notice in any manner specified by the Plan Administrator in accordance with its rules and procedures. An election to recommence contributions shall be effective for the first payroll period in which it is administratively feasible to begin deferral withholdings. All suspensions and recommencements of Compensation Deferral Contributions and/or Catch-Up Contributions shall be made in the manner and at the times specified in uniform rules and procedures established by the Plan Administrator, which rules and procedures may be changed from time to time.
Section 3.06. MATCHING CONTRIBUTIONS. For each Plan Year, the Employer shall contribute to each eligible Participant's Account a "Matching Contribution" in an amount equal to 200% of each Participant's Compensation Deferral Contributions that do not exceed 1% of the Participant's Compensation, 100% of each Participant's Compensation Deferral Contributions that exceed 1% of the Participant's Compensation but that do not exceed 3% of the Participant's Compensation, and 50% of each Participant's Compensation Deferral Contributions that exceed 3% of the Participant's Compensation but that do not exceed 5% of the Participant's Compensation.
Section 3.07. MATCHING CONTRIBUTION ALLOCATION AND ACCRUAL OF BENEFIT. Only Participants who have made Compensation Deferral Contributions during the Plan Year shall be eligible to share in the allocation of the Matching Contribution as set forth in Section 3.06. Catch-Up Contributions under this Plan shall not be eligible for Matching Contributions. In all cases, the allocation of Matching Contributions shall be based on the amount or rate established in advance for such contributions relative to the Compensation Deferral Contributions being matched. Although Matching Contributions may be contributed periodically throughout the Plan Year, the allocation applicable to any Participant shall be adjusted, at such times and in accordance with procedures established by the Plan Administrator, as necessary to attain the appropriate allocation rate for the Plan Year as a whole.
Section 3.08. VOLUNTARY EMPLOYEE NONDEDUCTIBLE CONTRIBUTIONS. Participants shall not be permitted to make voluntary employee nondeductible contributions. However, any such contributions made under the terms of a predecessor plan or merged plan shall be held in a segregated sub-account and shall be referred to as "Prior After-Tax Contributions".

Section 3.09. QUALIFIED NON-ELECTIVE CONTRIBUTIONS. If it so elects, the Employer may make "Qualified Non-elective Contributions" under the Plan on behalf of all Participants or all Participants who are Non-Highly Compensated Employees in order to satisfy the Actual Deferral Percentage test. For purposes of this Article III, Qualified Non-elective Contributions shall mean contributions (other than Matching Contributions) made by the Employer and allocated to Participants' Accounts that the Participant may not elect to receive in cash until distributed from the Plan; that are Nonforfeitable when made; and that are distributable only in accordance with the distributions provisions that are applicable to Compensation Deferral Contributions. Qualified Non-elective Contributions shall be allocated to Participants' Accounts in the same proportion that each Participant's Compensation for the Plan Year for which the Employer makes the contribution bears to the total Compensation of all Participants for the Plan Year (or of all Non-highly Compensated Participants, as applicable).
Section 3.10. LIMITATIONS APPLICABLE TO COMPENSATION DEFERRAL CONTRIBUTIONS.
A.Definitions. For purposes of this Section 3.10, the following definitions shall apply:
    (i)    "Actual Deferral Percentage," for each Plan Year, means the average of the ratios (calculated separately for each Participant in the specified group) of:
a.the amount of Compensation Deferral Contributions actually paid over to the Trust Fund on behalf of each such Participant for such Plan Year, including Excess Compensation Deferrals, to
b.the Participant's Compensation for such Plan Year for the period during which he was a Participant in the Plan.
    (ii)    "Excess Compensation Deferrals," with respect to any Plan Year, means the excess of:
a.The aggregate amount of Employer contributions actually taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year, over
b.The maximum amount of such contributions permitted by the Actual Deferral Percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in the order of their Actual Deferral Percentages, beginning with the highest of such percentages and continuing until the Actual Deferral Percentage test is satisfied).
B.Actual Deferral Percentage Test. In any Plan Year in which the Actual Deferral Percentage for the group of Highly Compensated Employees, taking into account Employee elections, would be more than the greater of:
    (i)    the Actual Deferral Percentage for the group of Non-Highly Compensated Employees for the current Plan Year, multiplied by 1.25, or
    (ii)    the lesser of two percent plus the Actual Deferral Percentage for the group of Non-Highly Compensated Employees for the current Plan Year or the

Actual Deferral Percentage for the group of Non-Highly Compensated Employees for the current Plan Year multiplied by two.
The deferral elections of the Highly Compensated Employees shall be reduced to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees is not more than the greater of subparagraphs (i) or (ii) of this Section 3.10(B). Alternatively, or in addition to the reduction calculated above, if the Employer has made any Qualified Non-elective Contributions for the Plan Year in question, the Plan Administrator may elect to treat all or any part of any such contributions as Compensation Deferral Contributions to the extent necessary to satisfy the Actual Deferral Percentage test of this section.
C.Correction of Excess Compensation Deferrals. The amount of Excess Compensation Deferrals to be distributed to a Highly Compensated Employee (as described in Section 3.11) are determined in accordance with the leveling method. Under the leveling method, the actual deferral percentages of individual Highly Compensated Employees are reduced, with the highest actual deferral percentage being reduced until either the Actual Deferral Percentage test is satisfied or it equals the next highest actual deferral percentage. These actual deferral percentages are then reduced until either the Actual Deferral Percentage test is satisfied or the next highest level of actual deferral percentages is reached. These reductions shall continue until the Actual Deferral Percentage test is satisfied.
Section 3.11. DISTRIBUTION OF EXCESS COMPENSATION DEFERRALS. Notwithstanding any other provision of this Plan, Excess Compensation Deferrals, plus any Income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Compensation Deferrals were allocated for the preceding Plan Year. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Compensation Deferrals attributable to each of such Employees under the leveling methodology described in Section 3.10(C).
Excess Compensation Deferrals shall be adjusted for any Income or loss. The Plan Administrator shall determine whether such adjustments shall include the period from the end of the Plan Year in which the excess arose up to the date of corrective distribution (the "Gap Period"). The income or loss allocable to Excess Compensation Deferrals is the sum of: (i) income or loss allocable to the Participant's Compensation Deferral Account (and, if applicable, the Qualified Non-elective Contribution Account) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Compensation Deferrals for the year and the denominator of which is the Participant's Account balance attributable to Compensation Deferrals (and Qualified Non-Elective Contributions if any of such contributions are included in the Actual Deferral Percentage test) without regard to any income or loss occurring during such Plan Year; and (ii) if the corrective distribution is to be adjusted for income or loss during the Gap Period, ten percent of the amount determined under (i) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th day of such month. Alternatively, the Plan Administrator may determine the income or loss allocable to Excess Compensation Deferrals under any reasonable method which does not violate the general nondiscrimination rules, is used consistently for all Participants and for all such corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts.

Section 3.12. TIME OF PAYMENT OF CONTRIBUTION. The Employer may pay its contribution for each Plan Year in one or more installments of cash without interest. The Employer must make its contribution which Participants have elected to defer under Section 3.05 as soon as such amounts may reasonably be segregated from the Employer's general assets, but in no event later than 15 business days after the end of the calendar month in which such amounts were withheld from the Participant's Compensation, or such later time as may be permitted by the Code and by regulations under ERISA. The Employer must make the balance, if any, of its contribution to the Trustee within the time prescribed (including extensions) for filing its tax return for the taxable year for which it claims a deduction for its contribution, in accordance with the applicable provisions of the Code.
Section 3.13. ALLOCATION OF FORFEITURES. Subject to any restoration allocation required under Section 4.05, the Plan Administrator shall allocate and use all or a portion of the amount of a Participant's benefit forfeited under the Plan either to pay reasonable expenses of the Plan (to the extent not paid by the Employer) or to reduce its Employer Contributions, Special Contributions, Matching Contributions and/or other contributions payable under the Plan, as determined by the Plan Administrator, for the Plan Year in which the forfeiture occurs. The Plan Administrator shall continue to hold the undistributed, nonvested portion of the terminated Participant's benefit in his Account solely for his benefit until a forfeiture occurs at the time specified in Section 4.03.
Section 3.14. ROLLOVER AND TRANSFER CONTRIBUTIONS. The Trustee is authorized to accept on behalf of an Employee, and hold as part of the Trust Fund, assets from another plan qualified under Code Section 1081.01(a), provided that such transfer satisfies any procedures or other requirements established by the Plan Administrator. The Trustee shall also accept and hold as part of the Trust Fund assets transferred from any other plan qualified under Code Section 1081.01(a) in connection with a merger or consolidation of such plan with or into the Plan pursuant to Section 11.06 hereof and as may be approved by the Plan Administrator. In addition, the Trustee shall also accept "rollover" amounts contributed directly by or on behalf of an Employee in accordance with procedures and rules established by the Plan Administrator in respect of a distribution made to or on behalf of such Employee from another plan qualified under either Code Section 1081.01(a) pursuant to Section 11.06 hereof. All amounts so transferred to the Trust Fund shall be held in segregated sub-accounts and shall be referred to as "Transfer Contributions" if such amounts are subject to the special distribution rules described in Section 5.14, Schedule III and Schedule IV and as "Rollover Contributions" if not subject to such rules. Rollover Contributions must conform to rules and procedures established by the Plan Administrator, including rules designed to assure the Plan Administrator that the funds so transferred qualify as a Rollover Contribution under the Code.
Section 3.15. RETURN OF CONTRIBUTIONS. All contributions to the Plan are conditioned upon their deductibility under the Code or the U.S. Code. The Trustee, upon written request from the Employer, shall return to the Employer any amount contributed by the Employer by mistake of fact or disallowed as a deduction under Code Section 1033.09. The Trustee shall not return any portion of the Employer's contribution under this provision more than one year after.
    A.    The Employer made the contribution by mistake of fact; or
    B.    The disallowance of the contribution as a deduction, and then, only to the extent of the disallowance.
The Trustee shall not increase the amount of the Employer contribution returnable under this Section 3.15 for any earnings attributable to the contribution, but the Trustee shall decrease the Employer contribution returnable for any losses attributable to it. The Trustee may require the

Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm the amount the Employer has requested be returned is properly returnable under ERISA.
Section 3.16. FURTHER REDUCTIONS OF CONTRIBUTIONS. In addition to the reductions and recharacterizations provided for under Section 3.11, in any Plan Year in which the Plan Administrator deems it necessary to do so to meet the requirements of the Code and the Treasury Regulations thereunder, the Plan Administrator may further reduce the amount of Compensation Deferral Contributions that may be made to a Participant's Account, or refund such amounts previously contributed.
     Section 3.17.     MAXIMUM ANNUAL CONTRIBUTION. The Contributions described under Article III of the Plan and contributions made to all defined contribution plans maintained by all corporations or partnerships who along with the Employer are members of a controlled group of corporations or affiliated service group, as defined under the Code, cannot exceed an amount which is equal to the lesser of (i) limit established under U.S. Code Section 415(c), as it may be amended from time to time or adjusted by the U.S. Internal Revenue Service or (ii) one hundred (100) percent of the Participant's Compensation paid by the Employer during the Plan Year. This limit is not applicable to Rollover Contributions and Transfer Contributions from another qualified retirement plan under Code Section 1081.01(a).
Section 3.18.    MAXIMUM COMPENSATION LIMITATION. Compensation exceeding the limits for the applicable Plan Year under U.S. Code Section 401(a)(17), as amended, or as may be adjusted from time to time by the U.S. Internal Revenue Service (or such greater amount as may be determined from time to time in accordance with Code Section 1081.01(a)(12)) for any Plan Year may not be taken into account for purposes of determining (i) Contributions under the Plan pursuant to this Article III, (ii) applying the nondiscrimination and coverage tests required under Code Sections 1081.01(a)(3), 1081.01(a)(4) and 1081.01(d) and (iii) applying the limitation established under Section 3.17 of this Plan.

ARTICLE IV
TERMINATION OF SERVICE; PARTICIPANT VESTING
    Section 4.01. VESTING. A Participant's interest in his Compensation Deferral Account, Catch-Up Account, Qualified Non-elective Contributions Account, Rollover Account, Matching Contributions Account, and Transfer Account, if any, shall at all times be fully vested and Nonforfeitable. A Participant's interest in his Employer Contribution Account and Special Contribution Account shall be fully vested and Nonforfeitable upon and after his attaining Normal Retirement Age (if employed by the Employer on or after that date), or if his employment terminates as a result of death or Total Disability. If a Participant's employment terminates prior to Normal Retirement Age for any reason other than death or Total Disability, then the Nonforfeitable percentage of his Employer Contribution Account and Special Contribution Account (forfeiting the balance) shall be determined as follows:
Years of Service             Percent Nonforfeitable
Less than three (3)                  0%
At Least three (3) or more            100%
Notwithstanding the foregoing provisions of Section 4.01, if an Schedule to the Plan provides for an alternate vesting schedule that is applicable to certain participating Employers, such alternate vesting schedule will control.
Notwithstanding the foregoing provisions of Section 4.01 or any applicable Schedule, a Participant who has completed one full Year of Service but less than three Years of Service and who is terminated from employment under the terms of a designated reduction in force shall be vested in accordance with this paragraph instead of the vesting percentage provided directly above in this Section 4.01. The Participant's vested Account balance shall be calculated by multiplying the portion of his Account balance that is subject to the vesting provisions of this Section 4.01 by a fraction, the numerator of which is the Participant's calendar months of Service calculated from his or her Employment Commencement Date and the denominator of which is 36, and by rounding the product up to the next whole percentage. A month of Service shall be included in the calculation of vesting service under this Section 4.01 if the Participant has performed at least one Hour of Service during the calendar month. In no event shall a Participant be more than 100% vested in any amounts in his Account.
Section 4.02. INCLUDED YEARS OF SERVICE – VESTING. For purposes of determining Years of Service under Section 4.01, the Plan shall take into account all Years of Service an Employee completes except any Year of Service after the Participant first incurs a "Forfeiture Break in Service." The Participant incurs a Forfeiture Break in Service when he incurs five consecutive Breaks in Service. This exception excluding Years of Service after a Forfeiture Break in Service shall apply for the sole purpose of determining the Nonforfeitable percentage of a Participant's Employer Contribution and Special Contribution Account that accrued for his benefit prior to the Forfeiture Break in Service.
Section 4.03. FORFEITURE OCCURS. A Participant's forfeiture, if any, of his Employer Contribution Account and Special Contribution Account shall occur under the Plan:
A.As of the Accounting Date of the Plan Year in which the Participant first incurs a Forfeiture Break in Service, or, if earlier and if applicable,

B.On the date the Participant receives (or is deemed to receive) a "Cash-out Distribution," in accordance with Section 4.04.
The Plan Administrator shall determine the percentage of a Participant's Employer Contribution Account and Special Contribution Account forfeiture, if any, under this Section 4.03 solely by reference to the vesting schedule of Section 4.01, or in accordance with a Schedule, if applicable. A Participant shall not forfeit any portion of his Employer Contribution Account or Special Contribution Account for any other reason or cause except as expressly provided by this Section 4.03 or as otherwise permitted by law.
    Section 4.04. CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS. If, pursuant to Article V, a partially-vested Participant receives a "Cash-out Distribution" before he incurs a Forfeiture Break in Service, the Cash-out Distribution will result in an immediate forfeiture of the nonvested portion of the Participant's Account balance. A partially-vested Participant is a Participant whose Nonforfeitable Percentage determined under Section 4.01 is less than 100%. A Cash-out Distribution is a distribution of the entire present value of a Participant's Nonforfeitable Account Balance following such Participant’s severance from employment.
If a Participant’s Account does not include any nonforfeitable amounts at the time of his Separation from Service, the Plan Administrator will apply a "deemed" Cash-out Distribution rule as if the Participant received a Cash-out Distribution on the date of the Participant's Separation from Service. Notwithstanding the foregoing, if the Participant's Account is entitled to an allocation of Employer contributions or Participant forfeitures for the Plan Year in which he has a Separation from Service, the Plan Administrator will apply the deemed Cash-out Distribution rule as if the 0% vested Participant received a Cash-out Distribution on the first day of the first Plan Year beginning after his Separation from Service, provided the Participant’s Account does not include any nonforfeitable amounts as of such date. For purposes of applying the restoration provisions of Section 4.05, the Plan Administrator will treat a Participant as having repaid his deemed Cash-out Distribution on the first date of his re-employment with the Employer.
    Section 4.05. RESTORATION OF FORFEITED PORTION OF ACCOUNT. A Participant who is re-employed after receiving a Cash-out Distribution (or deemed Cash-out Distribution) of the Nonforfeitable percentage of his Account shall have the right to repay the Trustee in cash the entire amount of the Cash-out Distribution he received and to have, his Account restored pursuant to this Section 4.05.
A.Restoration and Conditions upon Restoration. Subject to the conditions of this Section 4.05(A), if the Participant repays (or is deemed to repay) the Cash-out Distribution, the Plan Administrator shall restore forfeited amounts to his Account. The amount of forfeitures restored shall be unadjusted for any gains or losses occurring subsequent to the forfeiture. Notwithstanding such repayment, the Plan Administrator shall not restore a re-employed Participant's Account under the immediately preceding sentence if:
(i)    The Participant's Account was 100% Nonforfeitable at the time of the Cash-out Distribution; or
(ii)    The Participant incurred a Forfeiture Break in Service. This condition shall apply only if repayment is not made before the earlier of five years after the first date on which the Participant is re-employed by the Employer, or the close of the first period of five consecutive Breaks in Service commencing after the Cash-out Distribution.

B.Time and Method of Restoration. If neither of the two conditions preventing restoration of the Participant's Account applies, the Plan Administrator shall restore the Participant's Account as of the Plan Year Accounting Date coincident with or immediately following the repayment. To restore the Participant's Account, the Plan Administrator, to the extent necessary, shall allocate to the Participant's Account:
    (i)    First, the amount, if any, of Participant forfeitures the Plan Administrator would otherwise allocate under Section 3.14; and
    (ii)    Second, the Employer contribution for the Plan Year to the extent made under a discretionary formula.
To the extent the amount(s) available for restoration for a particular Plan Year are insufficient to enable the Plan Administrator to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of Section 3.02, such additional amount as is necessary to enable the Plan Administrator to make the required restoration. If, for a particular Plan Year, the Plan Administrator must restore the Account of more than one re-employed Participant, then the Plan Administrator shall make the restoration allocation(s) to each such Participant's Account in the same proportion that a Participant's restored amount for the Plan Year bears to the restored amount for the Plan Year of all re-employed Participants.
C.Segregated Account for Repaid Amount. Until the Plan Administrator restores the Participant's Account, the Trustee shall, at the direction of the Plan Administrator, invest the amount the Participant has repaid in a segregated Account maintained solely for that Participant. The Trustee shall invest the amount in the Participant's segregated Account in federally insured interest-bearing savings account(s), time deposit(s), or similar investments, including a money market or similar fund currently offered as an investment option under the Trust. Until commingled with the balance of the Trust Fund on the date the Plan Administrator restores the Participant's Account, the Participant's segregated Account shall remain a part of the Trust, but it alone shall share in any income it earns and it alone shall bear any expense or loss it incurs. The Plan Administrator shall direct the Trustee to repay to the Participant as soon as is administratively practicable the full amount of the Participant's segregated Account if the Plan Administrator determines one or more of the conditions of Section 4.05(A) prevents restoration as of the applicable Accounting Date, notwithstanding the Participant's repayment.
Section 4.06. TRANSFER BETWEEN CLASSES OF EMPLOYEES. For purposes of vesting, in the case of an Employee who transfers from a class of Employees whose Service is determined on an Hours of Service basis to a class of Employees whose Service is determined on an elapsed time basis, such Employee shall receive credit for a Period of Service consisting of (a) a number of years equal to the number of Years of Service credited to the Employee before the Plan Year during which the transfer occurs, and (b) the greater of (i) the Period of Service that would be credited to the Employee under the elapsed time method for his Service during the entire Plan Year in which the transfer occurs or (ii) the Service taken into account under the hours counting method as of the date of the transfer. In addition, such Employee shall receive credit for Service subsequent to the transfer commencing on the day after the last day of the Plan Year in which the transfer occurs.

In the case of an Employee who transfers from a class of Employees whose Service is determined on an elapsed time basis to a class of Employees whose Service is determined on an Hours of Service basis, such Employee shall receive credit, as of the date of transfer, for a number of Years of Service equal to the number of one-year Periods of Service credited to the Employee as of the date of transfer, and the Employee shall receive credit, in the Plan Year which includes the date of the transfer, for a number of Hours of Service determined by applying the equivalency method set forth in U.S. Department of Labor Reg. Section 2530.200b-3(e)(1)(i) (which credits ten Hours of Service per day worked) to any fractional part of a year credited to the Employee under this Section as of the date of the transfer.
    Section 4.07. TRANSFERS BETWEEN PARTICIPATING EMPLOYERS. For purposes of vesting, in the case of an Employee who transfers between participating Employers with different vesting schedules, the Employee's Nonforfeitable percentage shall be determined in accordance with the vesting schedule applicable to the participating Employer from which the Employee transferred. Notwithstanding the foregoing, if the vesting schedule at the participating Employer to which the Employee is transferred is more advantageous in all respects than the Employee's vesting schedule at his original participating Employer, such Employee's Nonforfeitable percentage shall be determined in accordance with the vesting schedule of the subsequent participating Employer. If the vesting schedule may be more advantageous depending on an Employee's Years of Service and the Employee has performed three or more Years of Service for a participating Employer at the time of the transfer, the Employee may elect between the vesting schedule of his prior participating Employer and his current participating Employer in accordance with the procedures set forth in Section 11.03.

ARTICLE V
TIME AND METHOD OF PAYMENT OF BENEFITS
Section 5.01. RETIREMENT. Subject to Sections 5.02(C) and 5.04, upon a Participant's Separation from Service on or after attaining Normal Retirement Age, payment of the Participant's Account shall commence to him (or to his Beneficiary if the Participant is deceased) as soon as administratively practicable after he (or his Beneficiary) files a claim for benefits in accordance with the procedures established by the FBPC, as the same may be amended from time to time. If the Participant (or his Beneficiary) does not file a claim for benefits, payment shall in any event be made no later than the time required under applicable law or by the April 1st of the calendar year after the year the Participant attains age 70.5, whichever is earlier. A Participant who remains in the employ of the Employer after attaining Normal Retirement Age may elect to defer distribution of his Account to any later date permitted under applicable law or by the April 1st of the calendar year after the year the Participant attains age 70.5, whichever is later. The form of payment shall be the same as for other distributions, as set forth in Sections 5.02 and 5.03 and Schedules III and IV, as applicable.
Section 5.02. DISTRIBUTION UPON SEPARATION FROM SERVICE PRIOR TO NORMAL RETIREMENT AGE. Upon a Participant's Separation from Service prior to attaining Normal Retirement Age (for any reason other than death), payment shall commence to the Participant of the value of his Nonforfeitable Account Balance as provided in this Section 5.02. The following rules and definitions shall apply to any such distribution:
A."Cash-out Distribution." A Cash-out Distribution has the meaning described in Section 4.04.
B.Consent. The consent of the Participant, and the Participant's Spouse, if applicable, shall be obtained in writing within the 180-day period ending on the "Annuity Starting Date." The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or in any other form. The Plan Administrator shall notify the Participant (and the Participant's Spouse, if applicable) of the right to defer any distribution until the Participant's Nonforfeitable Account Balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of ERISA Section 205(c) (including, effective January 1, 2007, a description of the consequences of failing to defer receipt of a distribution), and shall be provided no less than 30 days and no more than 180 days prior to the Annuity Starting Date. However, the Participant, after having received this notice, may elect to commence a distribution sooner than 30 days after the notice was provided.
C.Time of Distribution of Account Balance. Upon Separation from Service, other than for death, before Normal Retirement Age, the Trustee shall, subject to the consent requirements set forth in Section 5.02(B) and Schedule III, as applicable, distribute the Participant's Account balance as follows:
(i)    If the Participant's Nonforfeitable Account Balance on the date the distribution commences is $5,000 or less, the Trustee shall pay such Nonforfeitable Account Balance to the Participant in the form of a single, lump sum Cash-out Distribution as soon as administratively practicable after the Participant's Separation from Service.
(ii)    If the Participant's Nonforfeitable Account Balance on the date the distribution commences is greater than $5,000, the Trustee shall pay such Nonforfeitable Account Balance in the form of a single, lump sum distribution as soon as administratively practicable after the Participant's Separation from Service unless the Participant (and his Spouse, if applicable) does not consent to such immediate distribution. Distributions in the form of a qualified joint and survivor annuity will continue to apply to those Participants who previously participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan or the Packaging Coordinators, Inc. Profit Sharing Plan, and whose Account under such plan was merged into the Plan effective July 1, 1998, as further provided in Schedule III. Distributions in the form of installment payments will continue to apply with respect to the balance of the Transfer Account of those Participants who previously participated in the Borschow Plan and whose account under such plan was merged in the Plan, as further provided in Schedule IV.
(iii)For purposes of this Section 5.02(C), the Participant's Nonforfeitable Account Balance shall be determined without regard to his Rollover Account Balance.
D.Deferral of Distribution of Account Balance. If the Participant (and, if applicable, the Participant's Spouse) does not file a claim for benefits in accordance with the procedures established by the Plan Administrator, as the same may be amended from time to time, and consent to the distribution in accordance with Section 5.02(B), to the extent applicable, the Participant's Account shall be held in trust until the earlier to occur of (1) the date that is as soon as administratively practicable following the date that the Participant files a claim for benefits in accordance with the procedures established by the Plan Administrator, as the same may be amended from time to time, or (2) the earlier of the date the Participant is required to commence distributions under applicable law or by the April 1st of the calendar year after the year the Participant attains age 7.5. At that time, the Participant's Nonforfeitable Account Balance shall be paid in accordance with the provisions of this Article V; provided, however, if the Participant dies after his Separation from Service but prior to commencing receipt of this Plan Account, then, upon notice of the death and application for benefits to the Plan Administrator filed by the Participant's Beneficiary, the Nonforfeitable value of the Participant's Account shall be paid to his Beneficiary in accordance with the provisions of Sections 5.04 and 5.05 of the Plan.
A Participant who has elected (or who is deemed to have elected) to delay receiving a distribution of his Account may elect to receive a distribution of his Nonforfeitable Account Balance as soon as administratively practicable by properly completing the appropriate distribution election forms or procedures. If no such election is made, the Participant's Nonforfeitable Account Balance shall be paid as provided in Section 5.01.

Section 5.03. FORM OF BENEFIT PAYMENTS.
A.Annuity Starting Dates Occurring Before January 25, 2005. Subject to Schedule III, if applicable, a Participant may elect to receive payment of his Nonforfeitable Account Balance under one of the following methods:
1.By payment in a single lump sum in cash based upon the value of the Account on the Valuation Date coinciding with or immediately preceding the date the distribution is requested.
2.By payment in cash in substantially equal monthly or quarterly installments over a fixed reasonable period of time, not exceeding (i) the life expectancy of the Participant, or (ii) the joint life and last survivor expectancy of the Participant and an individual the Participant designates as his Beneficiary.
To facilitate installment payments under this Section 5.03(A), the Plan Administrator, in its sole discretion, may direct the Trustee to segregate all or any part of the Participant's Account in a separate account. A segregated account shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs.
B.Annuity Starting Dates Occurring on or after January 25, 2005. Subject to Schedules III and IV, if applicable, a Participant whose Annuity Starting Date occurs on or after January 25, 2005 shall receive payment of his Nonforfeitable Account Balance solely in accordance with Section 5.03(A)(l) above. If the Participant's interest is not distributed in the form of an annuity purchased from an insurance company (if applicable) or in a single sum on or before the earlier of the date the Participant is required to commence distributions under applicable law or by the April 1st of the calendar year after the year the Participant attains age 70.5, distributions will be made in installments sufficient to satisfy any applicable minimum distribution requirements and in accordance with the provisions of Sections 5.01, 5.02 and 5.04, as necessary.
Section 5.04. DISTRIBUTIONS UPON DEATH. Upon the death of the Participant, the Participant's Nonforfeitable Account Balance shall be paid in accordance with this Section 5.04.
A.Distribution Beginning: Before Death. If the Participant's death occurs after the Trustee has commenced payment of the Participant's Nonforfeitable Account Balance, the Company or the Plan Administrator shall direct the Trustee to complete payment over a period that does not exceed the payment period that had commenced.
B.Distribution Beginning After Death. Except as provided in Schedules III and IV, if the Participant's death occurs prior to his Annuity Starting Date, the distribution of the Participant's entire Nonforfeitable Account Balance shall be made to the Participant's Beneficiary in a single lump sum payment or in installments over no more than five years, as elected by the Beneficiary; provided however, that with respect to Annuity Starting Dates occurring on or after January 25, 2005, such distribution shall be made to the Participant's Beneficiary in a single lump sum payment.
The Participant's Nonforfeitable Account Balance shall be distributed to the Participant's Beneficiary as soon as practicable after notification of the

Participant's death. However, if the Participant's Nonforfeitable Account Balance at the time of distribution exceeds $5,000, and the Beneficiary is the Participant's surviving Spouse, the Account shall not be distributed to the Participant's Beneficiary prior to the date the Participant would have attained the later of Normal Retirement Age or age 62 unless the Beneficiary consents to such distribution in writing. If the Beneficiary is not the Participant's surviving Spouse, the Beneficiary must elect to have distribution of the entire amount payable completed on or before the last day of the calendar year which contains the fifth anniversary of the date of the Participant's death.
Section 5.05. DESIGNATION OF BENEFICIARY. A Participant may, from time to time, designate in writing a Beneficiary or Beneficiaries in accordance with rules and procedures adopted by the Plan Administrator. A married Participant's designation of a Beneficiary other than the Participant's Spouse shall not be valid unless the Participant's Spouse consents (in accordance with the requirements of ERISA Section 205(c)) to the Beneficiary designation, except to the extent that spousal consent is not required pursuant to applicable law or guidance issued by the Puerto Rico Treasury Department or the U.S. Department of Labor. The Plan Administrator’s receipt of a valid Beneficiary designation shall effectively revoke all prior Beneficiary designations filed by the same Participant.
The termination of a Participant's marriage shall not automatically result in a revocation or change of the Participant's Beneficiary designation. Further, no provision in any court order, judgment, decree, or similar document shall be effective to revoke or change a Participant's Beneficiary designation, except to the extent that such order, judgment or decree is determined to be a qualified domestic relations order that must be honored by the Plan. Any new Beneficiary designation, change or revocation by a Participant shall be effective only if it is received by the Plan Administrator before the Participant's death. Notwithstanding the foregoing, if a Participant marries or remarries after making a Beneficiary designation, the Beneficiary designation shall automatically be revoked.
Notwithstanding the foregoing, any Beneficiary designation filed prior to October 16, 2012 shall no longer be valid after such date, and a Participant who fails to file a Beneficiary designation after such date shall be treated as having no designation of Beneficiary on file.
Section 5.06. FAILURE OF BENEFICIARY DESIGNATION. If a Participant has not filed a valid Beneficiary designation in accordance with Section 5.05, or if the Beneficiary named by a Participant predeceases him, then the Trustee shall pay the Participant's Account in a single lump sum to the Participant's surviving Spouse, or if there is no surviving Spouse, to the Participant's estate.
If the Beneficiary survives the Participant but dies before complete distribution of the Participant's Account, the remaining portion of the Participant's Account shall be paid in a lump sum to any contingent Beneficiaries named by the Participant in accordance with procedures adopted by the Plan Administrator or, if there are no contingent Beneficiaries, to the legal representative of the estate of such deceased Beneficiary. The Company or the Plan Administrator shall direct the Trustee as to the method and to whom the Trustee shall make payment under this Section 5.06.
Section 5.07. SPECIAL RULES FOR TRANSFER ACCOUNTS. Notwithstanding any provision of this Article V to the contrary, with respect to any Participant who has one or more Transfer Accounts consisting in whole or in part of Transfer Contributions which, by operation of relevant law and regulation (including, but not limited to, ERISA and the Code), must be distributed or made available under the same terms and conditions under which amounts held thereunder were previously held (prior to their becoming Transfer Contributions), the Plan

Administrator shall, upon the written request of the Participant (in the case of optional forms of benefit), cause the Trustee to distribute or make available such Transfer Contributions at such times and in such manner as may be so required.
Section 5.08. DISTRIBUTIONS UNDER DOMESTIC RELATIONS ORDERS. Nothing contained in this Plan shall prevent the Trustee, in accordance with the direction of the Plan Administrator, from complying with the provisions of a qualified domestic relations order (as defined in ERISA Section 206(d)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under ERISA Section 206(d)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of the earliest retirement age is available only if the order specifies or permits such an earlier distribution. Nothing in this Section 5.08 gives a Participant the right to receive a distribution at a time not permitted under the Plan, nor does this Section 5.08 give the alternate payee the right to receive a form of payment not permitted under the Plan.
The Plan Administrator shall establish procedures to determine the qualified status of a domestic relations order.
Section 5.09. RE-EMPLOYMENT OF PARTICIPANTS RECEIVING PAYMENTS. In the event that a Participant who is receiving installment payments is re-employed by the Company, such Participant shall continue to receive payments from his Account in accordance with the method of payment in effect prior to his re-employment unless such method is changed. Payments shall be drawn from his entire Account, including any contributions allocated to his Account after his re-employment.
Section 5.10. FORM OF PAYMENTS. Lump sum payments may be made in cash or in Shares, if applicable. Installment payments, if applicable will be made in cash. A Participant (or Beneficiary or personal representative, as applicable) making application for distribution of his Account shall be entitled to elect, in accordance with procedures adopted by the Plan Administrator, to have all those Shares then held in or thereafter credited to his Account distributed to him in kind. If such an election is made, any Plan distribution made under this Article V shall consist (in part) of the number of whole Shares (provided that any fractional share interests shall be paid in cash) credited to the Participant's Account, but only as part of any lump sum distribution payable hereunder which includes all such Participant's Shares then being held in the Trust Fund (fractional interests excepted). If a Participant or Beneficiary elects an annuity form of distribution in accordance with Schedule III, a nontransferable annuity contract shall be purchased from a commercial insurer with the Participant's Nonforfeitable Account Balance and distributed to the Participant or Beneficiary.
Section 5.11. LOST PARTICIPANT OR BENEFICIARY. The Account of a Participant or Beneficiary may be forfeited in accordance with the rules and procedures adopted by the Plan Administrator if the Plan Administrator, after reasonable effort, is unable to locate the Participant or Beneficiary to whom payment is due. The amount forfeited shall be treated as a forfeiture subject to Section 3.13 of the Plan. However, any such forfeited Account will be reinstated and become payable (without earnings or interest) if a claim is made by the Participant or Beneficiary for such Account.
Section 5.12. FACILITY OF PAYMENT. If any person entitled to receive any amount under the provisions of this Plan is determined by a court of competent jurisdiction to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Plan Administrator shall comply with such court order, and shall have no duty to investigate whether or not such person is competent. Without limiting the foregoing, the Plan Administrator may, in its discretion, direct the Trustee to take any one or more of the following actions:
A.To apply such amount directly for the comfort, support and maintenance of such person;
B.To reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment;
C.To pay such amount to any person selected by the Plan Administrator to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be. The Plan Administrator may, in its discretion, deposit any amount due to a minor to his credit in any savings or commercial bank of the Plan Administrator's choice.
Section 5.13. NO DISTRIBUTION PRIOR TO SEPARATION FROM SERVICE, DEATH OR TOTAL DISABILITY. Except as provided below, Compensation Deferrals, Catch-Up Contributions, Qualified Non-elective Contributions, and income allocable to each, are not distributable to a Participant or his Beneficiary or Beneficiaries, in accordance with such Participant's or Beneficiary's election, earlier than upon Separation from Service, death or Total Disability.
Such amounts may also be distributed upon:
A.Termination of the Plan without the establishment of another defined contribution plan.
B.    The hardship of the Participant, as described in Section 6.01 herein.
C.    The attainment by the Participant of age 59½, as described in Section 6.04 herein.
D.The disposition by a corporation to an unrelated corporation of substantially all of the assets used by such corporation in its trade or business with respect to Employees who continue employment with the corporation acquiring such assets.
E.The disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary with respect to Employees who continue employment with such subsidiary.
All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the Spousal and Participant consent requirements (if applicable) contained in ERISA Sections 203(e)(1) and 205.
Section 5.14. DISTRIBUTION OF ASSETS TRANSFERRED FROM MONEY PURCHASE PENSION PLAN. Notwithstanding any provision of the Plan to the contrary, to the extent that any optional form of benefit under the Plan permits a distribution prior to the Employee's retirement, death, Total Disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred to this Plan from a money purchase pension plan qualified under Code Section 1081.01(a) (other than any portion of those assets and liabilities attributable to voluntary Employee contributions). The conversion of a plan from a money purchase pension plan to a profit sharing plan shall be treated as a transfer for the purpose of this Section 5.14.
Section 5.15. WRITTEN INSTRUCTION NOT REQUIRED. Any elections made or distributions processed under this Article V may be accomplished through telephonic, electronic or similar instructions in accordance with rules and procedures adopted by the Plan Administrator, to the extent consistent with the requirements of the Code and ERISA. Notwithstanding the foregoing, however, spousal consents and waivers, to the extent required, must be in writing.
Section 5.16. DIRECT ROLLOVERS. Notwithstanding any other provisions of the Plan to the contrary, and subject to rules and procedures established by the Plan Administrator, a Participant or Beneficiary may elect at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of the Nonforfeitable Account Balance following a separation from service or plan termination, that qualifies as a rollover under Code Section 1081.01(b)(2), paid directly to an individual retirement account or annuity described in Code Section 1081.02 or to a qualified trust or annuity contract described in Code Section 1081.01(a) that agrees to account separately for amounts so transferred, specified by the Participant or Beneficiary. The Plan Administrator shall give notice of the right to elect a direct rollover and an explanation of the withholding consequence of not making the election.
Section 5.17. DISTRIBUTIONS SUBJECT TO SPECIAL TAX RATE. Lump sum payments made to a Participant or Beneficiary upon "separation from service" or "plan termination" as such phrase is used in Code Section 1081.01(b), in which at least ten (10) percent of all trust assets credited to the account of the Participant or Beneficiary, determined based on the average balance of the trust investments during the Plan Year during which the distribution is made and each of the two plan years preceding the date of the distribution, has been invested in "property located in Puerto Rico" as such phrase is defined under Section 7.06 of the Plan, the amount of such lump sum payments in excess of the amount contributed by the Participant or Beneficiary which has been taxed to him, shall be considered long-term capital gain subject to a ten (10) percent income tax rate.

ARTICLE VI
WITHDRAWALS; PARTICIPANT LOANS
Section 6.01. HARDSHIP WITHDRAWALS. Subject to the restrictions set forth in Section 5.13 and Schedule III, upon the application of any Participant (but not a Former Participant), the Plan Administrator, in accordance with rules and procedures established by the Plan Administrator, may permit such Participant to withdraw all or a portion of the vested amounts then credited to his Compensation Deferral Account and Catch-Up Account (in each case, excluding all trust earnings credited thereto), if the withdrawal is necessary due to the immediate and heavy financial need of the Participant.
A.Only distributions made on account of the following circumstances shall be considered to be made on account of immediate and heavy financial need:
(i)Expenses previously incurred by or necessary to obtain for the Participant, the Participant's Spouse, or his dependents medical care deductible under Code Section 1033.15(a)(4), determined without regard to whether the expenses exceed any applicable income limit;
(ii)Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;
(iii)Expenditures necessary to prevent eviction from the Participant's principal residence or foreclosure of a mortgage on the same;
(iv)Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his Spouse, his children or other dependents;
(v)Payments for burial or funeral expenses for the Participant's deceased parent, spouse, child or dependents;
(vi)Expenses necessary to repair, rebuild or replace property damaged or destroyed by or as a result of a natural disaster, as declared by the Commonwealth of Puerto Rico or the United States and to the extent permitted by such declaration; or
    (vi)    Any other reason deemed to be an immediate and heavy financial need by the Secretary of the Treasury.
B.A distribution will be considered to be necessary to satisfy an immediate and heavy financial need of the Participant only if:
(i)The Participant has obtained all distributions other than hardship distributions, and all nontaxable loans, currently available under all plans maintained by the Employer;
(ii)All plans maintained by the Employer provide that the Participant's Compensation Deferrals or other Participant contributions will be suspended for twelve (12) months after the receipt of the hardship distribution (which this Plan hereby so provides);

(iii)The distribution is not in excess of the amount necessary to satisfy the immediate and heavy financial need, including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution; and
(iv)All plans maintained by the Employer provide that the Participant may not make Compensation Deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 1081.01(d)(7)(A) for such taxable year less the amount of such Participant's Compensation Deferrals for the taxable year of the hardship distribution (which this Plan hereby so provides).
Section 6.02. SPECIAL WITHDRAWAL RULES APPLICABLE TO ROLLOVER CONTRIBUTIONS. A Participant (but not a Former Participant) who maintains a Rollover Account in the Plan may elect to make withdrawals (in cash or, if applicable, in Shares) from his Rollover Account. Any election to begin, change or cease withdrawals shall be made in accordance with rules and procedures established by the Plan Administrator or in such other manner as permitted by the Plan Administrator. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested.
Section 6.03. SPECIAL WITHDRAWAL RULES APPLICABLE TO TRANSFER ACCOUNTS. Notwithstanding any other Plan provision to the contrary, if the Puerto Rico Treasury Department requires distribution to be made (or offered) with respect to any or all amounts held on behalf of a Participant with respect to a predecessor or transferor plan, as a condition of preserving the tax-qualified status of this Plan or of said predecessor or transferor plan, or if a court of competent jurisdiction issues an order or decree in respect of the Plan or its fiduciaries which is determined under relevant Puerto Rico and/or federal law to be enforceable, and which compels the distribution of a Participant's Plan interest, the Plan Administrator will be entitled to direct the prompt distribution (or offer of distribution) of such amounts.
In addition, a withdrawal is permitted at any time, in whole or in part, from an Active Participant's prior after-tax account. Any election to begin, change or cease withdrawals shall be made in accordance with procedures established by the Plan Administrator or in such other manner as permitted by the Plan Administrator. Payment of amounts requested to be withdrawn shall be made within an administratively reasonable period of time after the withdrawal has been requested. The Plan Administrator may establish other rules of uniform applicability regarding the timing of and procedures for such withdrawals.
Section 6.04. WITHDRAWALS UPON ATTAINMENT OF AGE 59½. Subject to the consent requirements of Schedules III and IV, if applicable, a Participant (but not a Former Participant) who has attained age 59½ may elect to make withdrawals from the Nonforfeitable portion of his Account in the Plan. Any election to begin, change or cease withdrawals shall be made in accordance with rules and procedures established by the Plan Administrator or in such other manner as permitted by the Plan Administrator. Payment of amounts so requested shall be made within an administratively reasonable period of time after the withdrawal has been requested.
Section 6.05. LOANS TO PARTICIPANTS. Loans may be granted to any Participant under the Plan in accordance with applicable rules under the Code and ERISA, and the provisions of this Section 6.05.
A.General Rules. A Participant may request a loan from his Nonforfeitable Account Balance under the Plan pursuant to the rules and procedures adopted by the Plan

Administrator. Loans shall be made available to all Participants on a reasonably equivalent basis; provided, however, that loans will not be made available to Former Participants in any event.
In no event will the total of any outstanding loan balances made to any Participant, including any interest accrued thereon, when aggregated with corresponding loan balances of the Participant under any other plans of the Employer or any Related Employer, exceed the lesser of (i) or (ii), below:
(i)$50,000, reduced by the excess (if any) of the highest outstanding balance of such loans during the one-year period ending on the day before the date any such loan is made over the outstanding balance of such loans on the date any such loan is made; or
    (ii)    One-half of the value of the vested portion of the Participant's Account. For purposes of this Section, the value of a Participant's Account shall be determined as of the Valuation Date coinciding with or next preceding the date on which a properly completed loan request is received by the Plan Administrator (or its delegate) or the Trustee, as applicable.
The minimum amount of any loan shall be $1,000.
B.Term of Loan. The term of any loan shall be determined by mutual agreement between the Plan Administrator or Trustee and the Participant but shall, at a minimum, be 12 months in duration. The term of any loan shall not exceed five years, except with respect to any loan which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, in which case the term of such loan shall not exceed 15 years. All loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan, or in accordance with other rules and procedures established by the Employer or the Plan Administrator.
C.Security. Each loan made hereunder shall be evidenced by a credit agreement with, or a note payable to the order of, the Trustee, and shall be secured by adequate collateral. Notwithstanding the foregoing sentence, no more than one-half of the vested portion of the Participant's Nonforfeitable Account Balance (determined as of the Valuation Date coinciding with or next preceding the date on which the loan is made) shall be used to secure any loan.
D.Interest. Each Participant loan shall be considered an investment of the Trust, and interest shall be charged thereon at a reasonable rate commensurate with the interest rates then being charged by persons in the business of lending money under similar circumstances, in accordance with rules and procedures approved by the Plan Administrator. Participant loans under this Section will be considered the directed investment of the Participant requesting such loan, and interest paid on such loan will be allocated to the Account of the Participant-borrower.
E.Repayment Terms. The terms and conditions of each loan shall be determined by mutual agreement between the Plan Administrator or Trustee and the Participant. The Plan Administrator shall adopt such procedures and take all necessary actions to ensure that each loan is repaid on schedule by its maturity date, including requiring repayment of the loan by payroll deduction whenever possible. Provided that the terms of the loan shall provide for periodic repayment with payment to be no less frequent than quarterly. However, notwithstanding the foregoing provisions of this Section 6.05(E), if a Participant is terminated from employment under the terms of a designated reduction in force, the Participant may continue to make loan payments on any loan balance outstanding at the time of such termination according to the rules and procedures adopted by the Plan Administrator.
F.Spousal Consent. Any Participant whose Account is subject to the annuity provisions set forth in Schedule III must obtain the consent of his Spouse, if any, within the 90-day period before the time the Participant's vested Account is used as collateral security for the loan, to the extent required by law. Such consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. A new consent is required if the Account balance is used for any increase in the amount of security.
G.Restrictions on Loans. No Participant shall have more than two loans under this Section 6.05 outstanding at the same time. However, if a Participant who previously participated in a plan the assets of which were previously merged into the Plan, as described on page 1 above, which permitted multiple loans has more than two loans outstanding as of the day preceding such merger, respectively, or if a Participant in a plan which subsequently merges into this Plan has more than two loans outstanding under such merging plan at the date of merger, such Participant may, in accordance with the terms of such loans, continue to repay such existing loans without violating this provision.
H.Nondiscrimination. Loans will not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.
I.Default. Failure to make a payment by the end of the applicable cure period set forth in loan procedures adopted pursuant to Section 6.05(J) of the Plan will generally constitute a default, unless otherwise provided in such loan procedures. Notwithstanding any other provisions of the Plan to the contrary, if a loan fails to meet the requirements of Code Section 1081.01(b)(3)(E), as set forth in Section 6.05(B) and (E) of the Plan, then such loan shall be deemed a taxable distribution subject to taxation as described under Code Section 1081.01(b)(3)(E).
J.Procedure. The Plan Administrator will establish rules and procedures to administer Participant loans.

ARTICLE VII
EMPLOYER ADMINISTRATIVE PROVISIONS
Section 7.01. ESTABLISHMENT OF TRUST. The Plan Administrator shall execute an agreement with one or more persons who shall serve as the Trustee (such agreement the "Trust Agreement"). The Trustee so selected shall serve as the Trustee until otherwise replaced or until such Trust Agreement is terminated. The Plan Administrator may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to the Trust Agreement as it may deem necessary or appropriate to administer the Plan. Any and all rights or benefits that may accrue to a person under this Plan shall be subject to all the terms and provisions of the Trust Agreement.
Section 7.02. INFORMATION TO PLAN ADMINISTRATOR. Each Employer shall supply current information to the Plan Administrator, including the name, date of birth, beginning date of employment, annual compensation, leaves of absence, Years of Service, date of termination of employment, and any such other information requested by the Plan Administrator with respect to each Employee who is, or who will be eligible to become, a Participant under the Plan.
Section 7.03. NO LIABILITY. Each Employer assumes no obligation or responsibility to any of its Employees, Participants or Beneficiaries for any act of, or failure to act by, the Plan Administrator or the Trustee.
Section 7.04. INDEMNITY BY EMPLOYER. Each Employer indemnifies and saves harmless the Plan Administrator, any committee of the Board, and each individual member thereof, from and against any and all loss (including reasonable attorney's fees and costs of defense) resulting from liability to which the Plan Administrator, such committee, or such individual member thereof may be subjected by reason of any act or conduct in their official capacities in the administration of the Trust or this Plan or both, including expenses reasonably incurred in their defense, in case the Employer fails to provide such defense. The indemnification provisions of this Section 7.04 shall not relieve the Plan Administrator or member of a committee from any liability he may have under ERISA for breach of a fiduciary duty to the extent such indemnification is prohibited by ERISA. Furthermore, the Plan Administrator and any committee members and the Employer may execute a letter agreement further delineating the indemnification agreement of this Section 7.04, provided the letter agreement must be consistent with and shall not violate ERISA.
Section 7.05. INVESTMENT FUNDS. The Plan Administrator and the Trustee shall select certain investment funds for the Plan (the "Investment Funds"), rules and procedures governing the administration of the Investment Funds, and rules and procedures for directing the investment of Participant Accounts among the Investment Funds. The Trustee shall invest and reinvest the principal and income of each Account in the Trust Fund as required by ERISA and as directed by Participants. The Plan Administrator reserves the right to add, remove, or change any Investment Funds (other than the Employer Common Stock Fund) and the rules and procedures governing investment directions at any time and from time to time.

In accordance with the provisions and guidance provided by the Internal Revenue Service in Revenue Ruling 2014-24, the Plan is eligible to participate in 81-100 group trusts. The Plan Administrator and the Trustee may include among the Investment Funds available 81-100 group trusts, provided that the requirements of Revenue Ruling 2011-01, as modified by Revenue Ruling 2014-24, are satisfied. The Investment Funds invested in such 81-100 group trusts shall not be used for, or diverted to, purposes other than for the exclusive benefit of the Plan Participants and their Beneficiaries.
Notwithstanding the foregoing, the Plan shall have an "Employer Common Stock Fund" as one of the Investment Funds available to Participants under the Plan. The Employer Common Stock Fund shall consist of stock of the Company and cash or cash equivalents needed to meet obligations of such fund or for the purchase of stock of the Company. One of the purposes of the Plan is to provide Participants with the opportunity to hold directly or indirectly ownership interests in the Company. To the extent practicable, all available assets of the Employer Common Stock Fund shall be used to purchase Shares, which shall be held by the Trustee and allocated to Participant Accounts until distribution in kind of sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition to the Employer Common Stock Fund, all or any portion of the remaining Trust Fund may consist of Shares. The Trustee may acquire of dispose of Shares as necessary to implement Participant directions and may net transactions within the Trust Fund. In addition, when acquiring Shares, the Trustee may acquire Shares directly from the Company or on the open market as necessary to effect Participant directions. In either case, the price paid for such Shares shall not exceed the fair market value of the Shares. The fair market value of the Shares acquired directly from the Company shall mean the mean between the high and low bid and ask prices as reported by the New York Stock Exchange on the date of such transaction.
Investment Funds (other than the Employer Common Stock Fund) may consist of preferred and common stocks, bonds, debentures, negotiable instruments and evidences of indebtedness of every kind and form, or securities and units of participation issued by companies registered under the Investment Companies Act of 1940, master limited partnerships or real estate investment trusts, or any common or collective fund established or maintained for the collective investment and reinvestment of assets of pension and profit sharing trusts which are exempt from federal income taxation under the Code, or any combination of the foregoing. The Trustee shall hold, manage, administer, invest, reinvest, account for and otherwise deal with the Trust Fund and each separate Investment Fund as provided in the Trust Agreement.
Anything in the Plan or Trust Agreement to the contrary notwithstanding, the Trustee shall not sell, alienate, encumber, pledge, transfer or otherwise dispose of, or tender or withdraw, any Shares held by it under the Trust Agreement, except (i) as specifically provided for in the Plan or (ii) in the case of a "Tender Offer" as directed in writing by a Participant (or Beneficiary, where applicable) on a form provided or approved by the Plan Administrator and delivered to the Trustee. For the purposes hereof, a Tender Offer shall mean any offer for, or request for or invitation for tenders of, or offer to purchase or acquire, any Shares that is directed generally to shareholders of the Company or any transaction which may be defined as a Tender Offer under rules or regulations promulgated by the Securities and Exchange Commission. To the extent that any money or other property is received by the Trustee as a result of a tender of Shares not prohibited by the preceding sentence, such money or property shall be allocated to such other Investment Fund(s) as directed by the Participants in whose Account the Shares so tendered were held.
Section 7.06. PUERTO RICO INVESTMENTS. The Plan Administrator, in its sole discretion, may include as one of the Investment Funds available, investments in property located in Puerto Rico. For purposes of this Section 7.06, the term "Investment in Property Located in Puerto Rico" shall mean investments in: (i) registered investment companies organized under the laws of Puerto Rico and subject to taxation under Code Section 1112.01; (ii) fixed or variable annuities issued by a domestic insurance company or a foreign insurer that during the three years preceding the date of the distribution derived more than 80% of their gross income from Puerto Rico sources; (iii) deposits accounts in commercial and mutual banks, cooperatives, savings associations authorized by the U.S. government or by the Government of Puerto Rico or in any other bank organization domiciled in Puerto Rico, including, but not limited to, certificates of deposits; and (iv) any other property designated by the Puerto Rico Secretary of the Treasury through regulations or circular letter.

ARTICLE VIII
PARTICIPANT ADMINISTRATIVE PROVISIONS
Section 8.01. PERSONAL DATA TO PLAN ADMINISTRATOR. Each Participant and each Beneficiary of a deceased Participant must furnish to the Plan Administrator such evidence, data or information as the Plan Administrator considers necessary or desirable for the purpose of administering the Plan. The provisions of this Plan are effective for the benefit of each Participant upon the condition precedent that each Participant will furnish promptly full, true and complete evidence, data and information when requested by the Plan Administrator, provided the Plan Administrator shall advise each Participant of the effect of his failure to comply with its request.
Section 8.02. ADDRESS FOR NOTIFICATION. Each Participant and each Beneficiary of a deceased Participant shall file with the Plan Administrator from time to time in writing, or otherwise notify the Plan Administrator (in accordance with its rules and procedures) of, his post office address and any change of post office address. Any communication, statement or notice addressed to a Participant, or Beneficiary, at his last post office address filed with the Plan Administrator, or as shown on the records of the Employer, shall bind the Participant, or Beneficiary, for all purposes of this Plan.
Section 8.03. ASSIGNMENT OR ALIENATION. Subject to ERISA Section 206(d) relating to qualified domestic relations orders or as otherwise permitted or required by law, neither a Participant nor a Beneficiary shall anticipate, assign or alienate (either at law or in equity) any benefit provided under the Plan, and the Trustee shall not recognize any such anticipation, assignment or alienation. Furthermore, a benefit under the Plan is not subject to attachment, garnishment, levy, execution or other legal or equitable process.
Section 8.04. NOTICE OF CHANGE IN TERMS. The Plan Administrator, within the time prescribed by ERISA and the applicable regulations, shall furnish all Participants and Beneficiaries a summary of any material modification to the Plan or notice of discontinuance of the Plan and all other information required by ERISA to be furnished without charge.
Section 8.05. PARTICIPANT DIRECTION OF INVESTMENT. The Plan Administrator and the Trustee shall establish rules governing the administration of Investment Funds and procedures for Participant direction of investment, including rules governing the timing, frequency and manner of making investment elections. The Plan Administrator reserves the right to change the investment options available under the Plan (other than the Employer Common Stock Fund) and rules governing investment designations from time to time. Nothing in this or any other provision of the Plan shall require the Trustee, or the Plan Administrator to implement Participant investment directions or changes in such directions, or to establish any rules and procedures other than on an administratively practicable basis.
Each Participant shall, in accordance with rules and procedures established by the Plan Administrator, direct that his Account and contributions thereto be invested and reinvested in anyone or more of the Investment Funds. The investment of any such monies shall be subject to such restrictions as the Plan Administrator may determine, in its sole discretion, to be advisable or necessary under the circumstances. Moreover, in accordance with rules and procedures established by the Trustee and agreed to by the Plan Administrator, Participants may be permitted to change their current and prospective investment designations by phone or electronically.
The exercise of investment discretion by a Participant will not cause the Participant to be a fiduciary solely by reason of such exercise, and neither the Trustee nor any other fiduciary of this Plan will be liable for any loss or any breach that results from the exercise of investment discretion by the Participant. The investment designation procedures established under the Plan shall be and are intended to be in compliance with the requirements of ERISA Section 404(c) and the regulations thereunder.
In no event shall Participants be permitted to direct that any portion of their Accounts and/or any additional contributions be invested in the Employer Common Stock Fund until Cardinal Health, Inc., the Plan, the Trustee and all other relevant parties have fully complied with such requirements, as the Plan Administrator has determined to be applicable, including, but not limited to, applicable securities laws. The Plan Administrator may restrict the ability of any person covered under Section 16 of the Securities Exchange Act of 1934, as amended, or any other corporate insider of the Employer to direct the investment of his Account in the Employer Common Stock Fund. Notwithstanding any provision to the contrary, the Plan Administrator may, in its sole discretion and where required by the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts, impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies or trusts, or the timing or terms applicable to such transaction.
Notwithstanding the foregoing, but subject to rules and procedures established by the Plan Administrator, Participants, Former Participants and Beneficiaries under the Plan shall be permitted to change their investment direction both as to future contributions to the Plan, if any, and with respect to existing Account balances, at any time. Accordingly, there are no restrictions on the rights of a Participant, Former Participant or Beneficiary to diversify any amounts credited to his or Account within the Employer Common Stock Fund.
Section 8.06. CHANGE OF INVESTMENT DESIGNATIONS. Each Participant who is entitled to direct the investment of additional contributions to be allocated to his Account in accordance with Section 8.05 hereof may select how such additional contributions are to be invested. Such investment directions shall be made in accordance with applicable rules and procedures established by the Plan Administrator.
Each Participant may elect how amounts then held in his Account are to be reinvested in the various Investment Funds until otherwise changed or modified. Such investment directions shall be made in accordance with applicable rules and procedures established by the Plan Administrator.
Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion and where required by the terms of any relevant investment contracts, regulated investment companies or pooled or group trusts, impose special terms, conditions and restrictions upon a Participant's right to direct the investment in, or transfer into or out of, such contracts, companies or trusts.
Section 8.07. LITIGATION AGAINST THE TRUST. If any legal action filed against the Trustee or Plan Administrator, by or on behalf of any Participant or Beneficiary, results adversely to the Participant or to the Beneficiary, the Trustee shall reimburse itself and the Plan Administrator, all costs and fees expended by it or them by surcharging all costs and fees against the sums payable under the Plan to the Participant or to the Beneficiary, but only to the extent a court of competent jurisdiction specifically authorizes and directs any such surcharges and only to the extent ERISA Section 206( d) does not prohibit any such surcharges.
Section 8.08. INFORMATION AVAILABLE. Any Participant in the Plan or any Beneficiary may examine copies of the Plan, the Trust, the Plan's summary plan description, the latest annual report, any bargaining agreement, contract or any other instrument under which the Plan was established or is operated. The Plan Administrator will maintain all of the items listed in this Section 8.08, as applicable, in its offices, or in such other place or places as it may designate from time to time in order to comply with the regulations issued under ERISA, for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary, the Plan Administrator shall furnish him with a copy of any item listed in this Section 8.08. The Plan Administrator may make a reasonable charge to the requesting person for the copy so furnished.

Section 8.09. CLAIMS AND APPEALS. A Participant or Beneficiary (hereinafter, the "claimant") or his or her authorized representative may file (or may be deemed to have filed) a claim under the Plan pursuant to rules and procedures established by the Plan Administrator.

A.    DENIAL OF CLAIM. The claims fiduciary designated by the Plan Administrator shall determine initial claims. If any claim under the Plan is wholly or partially denied by the claims fiduciary, the claimant shall be given notice of the denial. This notice shall be furnished in writing or electronically, within a reasonable period of time after receipt of the claim by the claims fiduciary. This period shall not exceed 90 days after receipt of the claim, except that if special circumstances require an extension of time, written notice of the extension (which shall not exceed an additional 90 days) shall be furnished to the claimant. The notice of denial shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(i)    the specific reasons for the denial;

(ii)    specific references to the Plan provisions on which the denial is based;

(iii)    a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;

(iv)    an explanation that a full and fair review of the denial by the claims fiduciary may be requested by the claimant or his or her authorized representative by filing with the Plan Administrator a written request for review within 60 days of the notice of denial;

(v)    an explanation that if a review is requested, the claimant or his or her authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period referenced in Subsection (iv) above;

(vi)    a statement of the claimant's right to bring a civil action under ERISA Section 502; and

(vii)    such other information as may be required to be included in the notice of denial under ERISA.

B.    APPEAL OF DENIED CLAIM. If a claimant requests a review of a claim that was wholly or partially denied by the claims fiduciary, such review shall be conducted by the Plan Administrator. The Plan Administrator's decision upon review shall be made no later than 60 days following receipt of the written request for review, unless special circumstances require an extension of time for processing, in which case the claimant shall be notified of the need for such extension of time prior to the expiration of such 60-day period. In no event shall the Plan Administrator's decision upon review be made later than 120 days following receipt of the written request for review. If a claim is wholly or partially denied upon review, the claimant shall be given written or electronic notice of the decision promptly. The notice shall be written in a manner calculated to be understood by the claimant and shall set forth the following information:

(i)    the specific reasons for the denial;

(ii)    specific references to the Plan provisions on which the denial is based;

(iii)    a statement that the claimant is entitled to receive documents and information relevant to the claim;

(iv)    a statement that the claimant may bring a civil action under ERISA Section 502; and

(v)such other information as may be required under ERISA.
Section 8.10. USE OF ALTERNATIVE MEDIA. The Plan Administrator may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a "written" document or an instrument to be signed "in writing" to the extent permissible under the Code, ERISA and applicable regulations.
Section 8.11. EXHAUSTION OF CLAIMS PROCEDURES AND STATUTE OF LIMITATIONS FOR CIVIL ACTIONS. Any Participant, Beneficiary, or other person made subject to the claims procedures in Section 8.09 must follow and exhaust such claims procedures before taking action in any other forum regarding a claim for benefits under the Plan or alleging a violation of or seeking any remedy under any provision of ERISA or other applicable law. No suit or legal action may be commenced after the earlier of (1) one year after the date of the notice of the final decision on appeal, or (2) one year after the date that a timely notice of final decision on appeal would have been required to be issued if a timely appeal had been filed.

ARTICLE IX
ADMINISTRATION OF THE PLAN
Section 9.01. ADMINISTRATOR, TRUSTEE AND FIDUCIARIES.
The Plan Administrator shall serve as the "plan administrator" within the meaning of ERISA Section 3(16)(A) and "administrator" within the meaning of the Code. Each Employer shall be responsible to ensure that its contributions are made to the Trust to the extent required by the terms of the Plan or applicable law. The Plan Administrator shall have the sole authority to appoint and remove the Trustee. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust Agreement.
To the extent permitted by law, each Plan fiduciary may rely upon any direction, information or action of another fiduciary as being proper under this Plan and the Trust, and is not required under this Plan or the Trust to inquire into the propriety of any such direction, information or action. To the extent permitted by law, it is intended that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
Section 9.02. FBPC MEETINGS AND MEMBERSHIP. The FBPC shall be comprised of the following members: (1) Senior Vice President of the Company overseeing Benefits; (2) An individual designated by the Chief Human Resources Officer ("CHRO") of the Company; (3) Treasurer of the Company; and (4) An individual designated by the Chief Financial Officer ("CFO") of the Company. Each Member of the FBPC shall serve without the need of a formal appointment or resignation, so long as she or he holds the position, or is designated in writing as the stated designee of the CHRO or CFO. The designee of the CFO shall chair the FBPC.
The FBPC shall meet periodically as determined by the FBPC and at such other times as necessary to perform its duties. A majority of the members of the FBPC constitutes a quorum. The FBPC may act by a majority vote at a meeting or by a writing approved by a majority of its members without a meeting. The FBPC may adopt such rules and procedures as are necessary or appropriate, as determined in the FBPC's discretion, to carry out its responsibilities with respect to the Plan.

Section 9.03. PLAN ADMINISTRATOR POWERS AND DUTIES. The Plan Administrator shall have full power, authority and discretion to control and manage the operation and administration of the Plan. The discretionary authority of the Plan Administrator shall include, but not be limited to, the following:

A.    To determine the rights of eligibility of an Employee to participate in the Plan, the value of a Participant's Account, and the Nonforfeitable percentage of each Participant's Account;

B.    To adopt rules and procedures necessary for the proper and efficient administration of the Plan, provided the rules and procedures are not inconsistent with the terms of this Plan and the Trust;

C.    To construe, interpret and enforce the terms of the Plan and the rules and regulations it adopts, including the discretionary authority to interpret the Plan documents, documents related to the Plan's operation, and findings of fact;

D.    To direct the Trustee with respect to the crediting and distribution of the Trust;

E.    To review and render decisions respecting claims (including appeals of denied claims) in accordance with the Plan's claims procedures;

F.    To furnish an Employer with information that the Employer may require for tax or other purposes;

G.    To engage such legal (including legal counsel of the Employer), accounting, recordkeeping, clerical, investment and/or administrative services that it may deem necessary or appropriate for the proper administration or operation of the Plan;

H.    To engage the services of agents (to perform fiduciary and/or nonfiduciary functions) whom it may deem advisable to assist it with the performance of its duties;

I.    To engage the services of an investment manager or investment managers (as defined in ERISA Section 3(38)), each of whom shall have full power and authority to manage, acquire or dispose (or direct the Trustee with respect to acquisition or disposition) of any Plan asset under its control;

J.    To allocate fiduciary responsibilities (other than the trustee responsibilities as defined in ERISA Section 405(c)(3)) to any person;

K.    To delegate responsibility (including the responsibilities described in this Section 9.03) to others, including, but not limited to benefits staff of the Company and third parties engaged to provide services to the Plan;

L.    To keep such records, books of account, data and other documents as may be necessary for the proper administration of the Plan;

M.    To prepare and distribute to Participants and Beneficiaries information concerning the Plan and their rights under the Plan, including, but not limited to, information that is required to be distributed by ERISA, the Code, regulations under each, or by any other applicable law;

N.    To file such reports and additional documents as may be required to be filed (or deemed appropriate to be filed) under the Code and ERISA (including regulations issued under each) or pursuant to any other applicable law; and

O.    To do all things necessary or appropriate to operate and administer the Plan in accordance with its provisions and in compliance with applicable provisions of law.

When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant, Beneficiary, an Employer, the legal counsel, or the Trustee. Benefits under the Plan shall be paid only if the Plan Administrator (or its delegate) decides in its discretion that the applicant is entitled to such benefits under the Plan.

Section 9.04. APPLICATION AND FORMS FOR BENEFITS. The Plan Administrator may require a Participant or Beneficiary to complete and file with the Plan Administrator an application for a benefit and all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. To the extent permitted by law, the Plan Administrator may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.
Section 9.05. AUTHORIZATION OF BENEFIT PAYMENTS. The Plan Administrator shall issue directions to the Trustee concerning all benefits that are to be paid from the Trust Fund pursuant to the provisions of the Plan, or establish other rules and procedures on which the Trustee may act.
Section 9.06. FUNDING POLICY. The Company shall from time to time review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine the appropriate methods of carrying out the Plan's objectives. The Plan Administrator or its delegate shall communicate periodically, as it deems appropriate, to the Trustee and to any Plan investment manager, the Plan's short-term and long-term financial needs so that investment policy can be coordinated with Plan financial requirements.
    Section 9.07. SEPARATE ACCOUNTING. The amounts in a Participant's Compensation Deferral Account, and (if applicable) his Qualified Non-elective Contribution Account shall at all times be separately accounted for from amounts in a Participant's Employer Contributions Account, Matching Contributions Account, Special Contributions Account, Rollover Account, Transfer Account(s), and other contribution accounts, if any. Amounts credited to such sub-accounts shall be allocated among the Participant's designated investments on a reasonable pro rata basis, in accordance with the valuation procedures of the Trustee and the Investment Funds. The Trustee and the Plan Administrator shall also establish rules and procedures which they may change from time to time, for the purpose of adjusting the sub-accounts of a Participant's Account for withdrawals, loans, distributions and contributions. Gains, losses, withdrawals, distributions, forfeitures and other credits or charges may be separately allocated among such subaccounts on a reasonable and consistent basis in accordance with such rules and procedures.
    Section 9.08. VALUE OF PARTICIPANT'S ACCOUNT. The value of each Participant's Account shall be based on its fair market value on the appropriate Valuation Date. A valuation shall occur at least once every Plan Year, and otherwise in accordance with the terms of the Trust and rules and procedures established by the Plan Administrator. Periodically, on a frequency determined by the Plan Administrator and the Trustee, the Participant will receive a statement showing the transaction activity and value of his Account as of a date set forth in the statement.
Section 9.09. REGISTRATION AND VOTING OF EMPLOYER COMMON STOCK. All shares acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of the Plan or the Trust Agreement. Such Shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of the Company’s shareholders, the Trustee shall send to each Participant a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the Shares credited to his Account. Upon receipt of such instructions the Trustee shall vote the Shares as instructed. Any Shares held in Participants' Accounts, as to which the Trustee does not receive instructions, shall be voted in proportion to the voting instructions the Trustee has actually received in respect of Shares, unless the Trustee determines that to do so is not prudent, or the Trust provides otherwise.

    Section 9.10. INDIVIDUAL STATEMENT. At least once each quarter, but within the time prescribed by ERISA and the regulations under ERISA, the Plan Administrator will deliver to each Participant (and to each Beneficiary of a deceased Participant) a statement reflecting the value of his Account in the Trust as of that date and such other information ERISA requires to be furnished to the Participant or Beneficiary. A Participant or Beneficiary shall notify the Plan Administrator or the Trustee in writing if he believes there is any error in the statement of his Account in the Plan no more than one year after the date the statement was issued. Each statement of a Participant's Account shall be deemed to be final and binding on the Participant or Beneficiary to whom it was issued upon the expiration of the one year period following the date the statement was issued. No Participant (except as acting as or on behalf of the Plan Administrator) shall have the right to inspect the records reflecting the Account of any other Participant.
Section 9.11. FEES AND EXPENSES FROM FUND. The Trustee shall receive reasonable annual compensation as may be agreed upon from time to time between the Plan Administrator and the Trustee. Reasonable administrative expenses of the Plan shall be paid from the Trust, unless the Employer elects in its sole discretion to make such payment. Such expenses may include the reimbursement of the Employer for expenses, including the salary and expenses incurred by the Employer for employees who perform Plan administration services. The Plan Administrator shall provide written direction to the Trustee regarding the expenses to be paid or reimbursed from the Trust Fund. The Plan Administrator shall not treat any fee or expense paid, directly or indirectly, by the Employer as an Employer contribution. No person who is receiving full pay from the Employer shall receive compensation for services from the Trust Fund. Brokerage commissions, transfer taxes, and other charges and expenses in connection with the purchase and sale of securities shall be charged to each Investment Fund and/or Participant's Account, as applicable. Fees related to investments subject to Participant direction, and other fees resulting from or attributable to expenses incurred in relation to a Participant or Beneficiary or his Account, may be charged to his Account to the extent permitted under the Code and ERISA.

ARTICLE X
MISCELLANEOUS
Section 10.01. EVIDENCE. Anyone required to give evidence under the terms of the Plan may do so by certificate, affidavit, document or other information that the person to act in reliance may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties. The Plan Administrator shall be fully protected in acting and relying upon any evidence described under the immediately preceding sentence.
Section 10.02. NO RESPONSIBILITY FOR EMPLOYER ACTION. To the extent permitted by law, the Plan Administrator shall have no obligation or responsibility with respect to any action required by the Plan to be taken by the Employer, any Participant or eligible Employee. To the extent permitted by law, the Plan Administrator need not inquire into or be responsible for any action or failure to act on the part of others.
Section 10.03. FIDUCIARIES AND SPONSOR NOT INSURERS. The Plan Administrator and the Employer in no way guarantee the Trust Fund from loss or depreciation. The Employer does not guarantee the payment of any money that may be or becomes due to any person from the Trust Fund. The liability of the Plan Administrator to make any payment from the Trust Fund at any time and all times is limited to the then available assets of the Trust.
Section 10.04. WAIVER OF NOTICE. Any person entitled to notice under the Plan may waive the notice, unless the Code or Treasury Regulations require the notice, or ERISA specifically or impliedly prohibits such a waiver.
Section 10.05. SUCCESSORS. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, the Plan Administrator and their successors.
Section 10.06. WORD USAGE. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as singular and the singular as the plural.
Section 10.07. HEADINGS. The headings are for reference only. In the event of a conflict between a heading and the content of a section, the content of the section shall control.
Section 10.08. STATE LAW. Ohio law shall determine all questions arising with respect to the provisions of the Plan, except to the extent a federal statute or Puerto Rico law supersedes Ohio law. Any proceeding arising out of or relating to the Plan shall be adjudicated in the federal courts for the Southern District of Ohio or in the courts of the State of Ohio located in the district embraced by the federal courts for the Southern District of Ohio.
Section 10.09. EMPLOYMENT NOT GUARANTEED. Nothing contained in this Plan, and nothing with respect to the establishment of the Trust, any modification or amendment to the Plan or the Trust, the creation of any Account, or the payment of any benefit, shall give any Employee, Participant or Beneficiary any right to continue employment, or any legal or equitable right against the Employer, or an Employee of the Employer, the Trustee or its agents or employees, or the Plan Administrator. Nothing in the Plan shall be deemed or construed to impair or affect in any manner the right of the Employer, in its discretion, to hire Employees and, with or without cause, to discharge or terminate the service of Employees.

ARTICLE XI
EXCLUSIVE BENEFIT; AMENDMENT; TERMINATION
Section 11.01. EXCLUSIVE BENEFIT. Except as provided under Article III, the Employer shall have no beneficial interest in any asset of the Trust and no part of any asset in the Trust shall ever revert to or be repaid to the Employer, either directly or indirectly; nor prior to the satisfaction of all liabilities with respect to the Participants and their Beneficiaries under the Plan, shall any part of the corpus or income of the Trust Fund, or any asset of the Trust, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.

Section 11.02. PLAN AMENDMENTS. The Company may amend the Plan at any time and in any respect through a written resolution adopted or approved by the Board, or by:

A.    the FBPC, with respect to any amendment that: (i) is required by law to maintain the tax-qualified status of the Plan, or (ii) when aggregated with any other amendment or amendments approved on the same date, is reasonably expected to have an annual financial impact on the Company of $5 million or less;

B.    the CHRO of the Company, with respect to any amendment that, when aggregated with any other amendment or amendments approved on the same date, is reasonably expected to have an annual financial impact on the Company of $20 million or less; or

C.    the Chief Executive Officer of the Company.

However, no amendment shall authorize or permit any part of the Trust Fund (other than the part required to pay taxes and administrative expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of an Employer. Furthermore, no amendment shall decrease a Participant's Account balance or accrued benefit or reduce or eliminate any benefits protected under ERISA Section 204(g), including an optional form of distribution, with respect to a Participant with an Account balance or accrued benefit at the date of the amendment, except to the extent otherwise permitted by ERISA Section 302(c)(8) or other applicable law or regulation.
Section 11.03. AMENDMENT TO VESTING PROVISIONS. Although the Company reserves the right to amend the vesting provisions at any time, an amended vesting schedule shall not be applied to reduce the Nonforfeitable percentage of any Participant's Account derived from Employer contributions (determined as of the later of the date the Company adopts the amendment, or the date the amendment becomes effective) to a percentage less than the Nonforfeitable percentage computed under the Plan without regard to the amendment. An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.
If the Company makes a permissible amendment to the vesting provisions, each Participant having at least three Years of Service for vesting purposes with the Employer may elect to have the percentage of his Nonforfeitable Account Balance computed under the Plan without regard to the amendment. The Participant must file his election with the Employer within 60 days of the latest of (a) the Company's adoption of the amendment; (b) the effective date of the amendment; or (c) his receipt of a copy of the amendment. The Plan Administrator, as soon as practicable, shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedule provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. The election described in this Section 11.03 does not apply to a Participant if the amended vesting schedule provides for vesting that is at least as rapid at all times as the vesting schedule in effect prior to the amendment. For purposes of this Section 11.03, an amendment to the vesting schedule includes any amendment that directly or indirectly affects the computation of the Nonforfeitable percentage of an Employee's rights to his Employer-derived Account.
Section 11.04. DISCONTINUANCE. To the extent permitted by law, the Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan. The Company (acting through the Human Resources and Compensation Committee or other designated committee of the Board) shall have the right to terminate, at any time, this Plan and the Trust Agreement described in Section 7.01 of the Plan.
Section 11.05. FULL VESTING ON TERMINATION. Notwithstanding any other provision of this Plan to the contrary, upon either full or partial termination of the Plan, or, if applicable, upon the date of complete discontinuance of contributions to the Plan, an affected Participant's right to his Account shall be 100% Nonforfeitable.
Section 11.06. MERGER AND DIRECT TRANSFER. The Plan shall not be a party to any merger or consolidation with another plan, or to a transfer of assets or liabilities to another plan, unless immediately after the merger, consolidation or transfer, the surviving plan provides each Participant a benefit equal to or greater than the benefit each Participant would have received had the Plan terminated immediately before the merger or consolidation or transfer.
If the Plan receives a direct transfer (by merger or otherwise) of elective contributions (or amounts treated as elective contributions) under a plan with a Code Section 1081.01(d) arrangement, the distribution restrictions of Code Section 1081.01(d)(2) continue to apply to those transferred elective contributions.
    Section 11.07. TERMINATION. Upon termination of the Plan, the distribution provisions of Article IV and Article V shall remain operative, except that:
A.If the present value of the Participant's Nonforfeitable Account does not exceed $5,000, the Plan Administrator will direct the Trustee to distribute the Participant's Nonforfeitable Account to him in a lump sum as soon as administratively practicable after the Plan terminates; and
B.If the present value of the Participant's Nonforfeitable Account exceeds $5,000, the Participant or the Beneficiary, in addition to the distribution events permitted under Articles IV and V, may elect to have the Trustee commence distribution of his Nonforfeitable Account as soon as administratively practicable after the Plan terminates.
The Trust shall continue until the Trustee, after written direction from the Plan Administrator, has distributed all of the benefits under the Plan. To liquidate the Trust, the Plan Administrator will, to the extent required, purchase a deferred annuity contract for each Participant which protects the Participant's distribution rights under the Plan, if the Participant's Nonforfeitable Account exceeds $5,000 and the Participant does not elect an immediate distribution pursuant to this Section 11.07. Upon termination of the Plan, the amount, if any, in a suspense account under Article IV shall revert to the Employer, subject to the conditions of applicable law permitting such a reversion.

The Company has executed this Plan in Dublin, Ohio on the date set forth below.

CARDINAL HEALTH, INC.
By:     /s/ Ola M. Snow
    Ola M. Snow
Chief Human Resources Officer
Date:    12/18/2019

SCHEDULE I
Effective Date of Participation

The following Related Employers became participating employers under the Plan effective as of the date set forth below rather than the date they became Related Employers:

Company Name	Effective Date of Participation
Cardinal Health P.R. 218, Inc. (f/k/a Allegiance PRO, Inc.)	January 1, 2000
Cardinal Health 416, Inc. (f/k/a The Tri-Line Co., Inc.; f/k/a PCI Services II, Inc.)	July 1, 1998
Cardinal Health P.R. 410, Inc.	July 1, 2001
Cardinal Health 417, Inc. (f/k/a PCI Services III, Inc.; f/k/a PCI Services IV, Inc.)	July 1, 2001
Cardinal Health 302, LLC	January 1, 2005
Cardinal Health 409 B.V. (f/k/a Cardinal Health Manufacturing Services B.V.)	December 18, 2000
Cardinal Health 227, Inc.	January 1, 2006
Borschow Hospital and Medical Supplies, Inc.	June 19, 2011

SCHEDULE II
SPECIAL RULES REGARDING ELIGIBLE EMPLOYEES OF
Cardinal Health 417, Inc.
(f/k/a PCI SERVICES III, INC.)

An Employee who was hired by PCI Services III, Inc. before July 1, 2001 shall be eligible to participate in this Plan. All provisions of the Plan shall be effective with respect to such Employees; provided, however, that the Matching Contribution Account balance of each such Employee shall be fully vested and nonforfeitable at all times hereunder.

SCHEDULE III
ANNUITY DISTRIBUTIONS TO CERTAIN PARTICIPANTS
    A.    APPLICATION OF QUALIFIED JOINT AND SURVIVOR ANNUITY PROVISIONS. The provisions of this Schedule III shall apply only to those Participants who participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan or the Packaging Coordinators, Inc. Profit Sharing Plan (n/k/a Cardinal Health 401(k) Savings Plan for Employees of Puerto Rico) prior to July 1, 1998. The Trustee shall distribute the Nonforfeitable Account Balance of a Participant to whom this Section A of Schedule III applies in the form of a "Qualified Joint and Survivor Annuity," unless the Participant makes a valid waiver election (described in Section B of this Schedule III) within the 180-day period ending on the "Annuity Starting Date." The Annuity Starting Date means the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred that entitle the Participant to such benefit. A Qualified Joint and Survivor Annuity is an immediate annuity that is purchasable from a commercial insurer with the Participant's Nonforfeitable Account Balance and which is payable for the life of the Participant with, if the Participant is married on the Annuity Starting Date, a survivor annuity for the life of the Participant's surviving Spouse equal to 50% of the amount of the annuity payable during the joint lives of the Participant and his Spouse. A "Qualified Optional Survivor Annuity" may also be elected by the Participant, which is an immediate annuity that is purchasable from a commercial insurer with the Participant's Nonforfeitable Account Balance and which is payable for the life of the Participant with, if the Participant is married on the Annuity Starting Date, a survivor annuity for the life of the Participant's surviving Spouse equal to 75% of the amount of the annuity payable during the joint lives of the Participant and his Spouse. The Trustee shall pay the Participant's Nonforfeitable Account Balance in a lump sum, in lieu of a Qualified Joint and Survivor Annuity, if the Participant's Nonforfeitable Account Balance at the time distribution commences is not greater than $5,000.
If the Participant has in effect a valid waiver election regarding the Qualified Joint and Survivor Annuity, the Trustee shall distribute the Participant's Nonforfeitable Account Balance in accordance with Section 5.03 of the Plan. For purposes of applying this Schedule III, a former Spouse shall be treated as the Participant's Spouse or surviving Spouse to the extent provided under a qualified domestic relations order (as defined in ERISA Section 206(d)).
    B.    WAIVER ELECTION - QUALIFIED JOINT AND SURVIVOR ANNUITY. With respect only to a Participant subject to this Schedule III, no less than 30 days (or seven days, if the 30-day period is waived by the Participant and the Participant's Spouse, if applicable), nor more than 180 days before the Participant's Annuity Starting Date, such Participant shall be provided a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, the rights of the Participant's Spouse regarding the waiver election, and the Participant's right to make, and the effect of, a revocation of a waiver election.
A married Participant's waiver election is not valid unless:
    (i)    The Participant's Spouse (to whom the survivor annuity is payable under the Qualified Joint and Survivor Annuity) has consented in writing to the waiver election, the Spouse's consent acknowledges the effect of the election, and a notary public or a representative of the Plan Administrator has witnessed the Spouse's consent; and

    (ii)    If the Spouse is not the Participant's sole primary Beneficiary, the Spouse consents to the Participant's Beneficiary designation or to any change in the Participant's Beneficiary designation, or the Spouse expressly permits designations by the Participant without any further spousal consent.
Notwithstanding the foregoing, a married Participant's Spouse is not required to consent to a waiver election to the extent spousal consent is not required pursuant to applicable law or guidance issued by the Puerto Rico Treasury Department or the U.S. Department of Labor. A married Participant's waiver of the Qualified Joint and Survivor Annuity form of benefit shall not be effective unless the election designates a form of benefit payment that may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). Any consent by a Spouse obtained under this provision shall be effective only with respect to such Spouse. A consent that permits designations by a married Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a married Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Schedule III. The Spouse's consent to a waiver of the Qualified Joint and Survivor Annuity is irrevocable unless the Participant revokes the waiver election.
    C.    DISTRIBUTION BEGINNING AFTER DEATH OF CERTAIN EMPLOYEES PARTICIPATING IN THE PACKAGING COORDINATORS, INC. MONEY PURCHASE PENSION AND PROFIT SHARING PLANS PRIOR TO JULY 1, 1998. This Section C and the following Sections D, E and F of Schedule III, shall apply only to those Employees who participated in the Packaging Coordinators, Inc. Money Purchase Pension Plan or the Packaging Coordinators, Inc. Profit Sharing Plan prior to July 1, 1998. If a married Participant dies prior to his Annuity Starting Date, the Trustee shall distribute the married Participant's Nonforfeitable Account Balance to the Participant's surviving Spouse as a "Preretirement Survivor Annuity," unless the Participant has made a valid waiver election pursuant to Section D of this Schedule III. An unmarried Participant's Nonforfeitable Account Balance shall be payable to his designated Beneficiary.
The Preretirement Survivor Annuity is an annuity payable to the Participant's surviving Spouse for life. The Participant's Nonforfeitable Account Balance shall be applied to the purchase of an annuity for the surviving Spouse's life. The surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.
Notwithstanding the foregoing, if the Participant's Nonforfeitable Account Balance at the time the distribution commences is not greater than $5,000, the Participant's Nonforfeitable Account Balance shall be paid in a single lump sum to the Participant's surviving Spouse or other Beneficiary in lieu of a Preretirement Survivor Annuity as soon as administratively practicable after his death.
If the Participant is unmarried or has waived the Preretirement Survivor Annuity in accordance with Section D of this Schedule III, and dies before distribution of his Nonforfeitable Account Balance begins, distribution of the Participant's entire Nonforfeitable Account Balance shall be made in a single lump sum payment in cash or in equal or nearly equal quarterly installments over a fixed period not exceeding (i) if the Beneficiary is the deceased Participant's surviving Spouse, the Beneficiary's remaining life expectancy at the time installment payments begin, or (ii) if the Beneficiary is other than the deceased Participant's surviving Spouse, five years from the Participant's death.

If the designated Beneficiary is the Participant's surviving Spouse, the date distributions are required to begin shall not be earlier than December 31 of the calendar year immediately following the calendar year in which the Participant died. If the Beneficiary is not the Participant's surviving Spouse, distribution of the entire amount payable must be completed on or before the last day of the calendar year which contains the fifth anniversary of the date of the Participant's death.
A Participant may also elect the form and timing of payment of his Nonforfeitable Account Balance to his Beneficiaries. If the Participant has not made an election concerning the manner of payment to his Beneficiary by the time of his death, the Participant's surviving Spouse or designated Beneficiary must elect the method of distribution no later than the time when distributions would be required to begin under this Section C of Schedule III. If the Participant has no surviving Spouse or designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire Nonforfeitable Account Balance must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
    D.    WAIVER ELECTION FOR MARRIED PARTICIPANTS. A written explanation of the Preretirement Survivor Annuity shall be provided to each married Participant to whom this Section D of Schedule III applies, within whichever of the following periods ends last: (i) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 34; (ii) a reasonable period after an Employee becomes a Participant; (iii) a reasonable period after the joint and survivor rules become applicable to the Participant; or (iv) a reasonable period after a fully subsidized Preretirement Survivor Annuity no longer satisfies the requirements for a fully subsidized benefit. A reasonable period described in clauses (ii), (iii) and (iv) is the period beginning one year before and ending one year after the applicable event. If the Participant separates from Service before attaining age 35, clauses (i), (ii), (iii) and (iv) do not apply and the written explanation shall be provided within the period beginning one year before and ending one year after the Separation from Service. The written explanation shall describe, in a manner consistent with Treasury Regulations, the terms and conditions of the Preretirement Survivor Annuity in a manner which is comparable to the explanation of the Qualified Joint and Survivor Annuity required under this Schedule III. The Plan does not limit the number of times the Participant may revoke a waiver of the Preretirement Survivor Annuity or make a new waiver during the election period.
A Participant's waiver election of the Preretirement Survivor Annuity is not valid unless (a) the Participant makes the waiver election no earlier than the first day of the Plan Year in which he attains age 35, and (b) the Participant's Spouse (to whom the Preretirement Survivor Annuity is payable) satisfies the consent requirements described in Article V and this Schedule III, except the Spouse need not consent to the form of benefit payable to the designated Beneficiary. The Spouse's consent to the waiver of the Preretirement Survivor Annuity is irrevocable, unless the Participant revokes the waiver election.
Notwithstanding the time of election requirement of clause (a) above, a Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election will not be valid unless the Participant receives a written explanation of the Preretirement Survivor Annuity in a manner which is comparable to the explanation required under Section 5.04. Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Schedule III.

    E.    For purposes of this Section E of Schedule III, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.
    F.    The life expectancy multiples under Section 1.72-9 of the regulations issued under the U.S. Code shall be used for purposes of applying this Section F of Schedule III. The life expectancy of the Participant's surviving Spouse may be recalculated not more frequently than annually. The life expectancy of a non-Spouse designated Beneficiary may not be recalculated after the Trustee commences payment to the designated Beneficiary.

SCHEDULE IV
DISTRIBUTION OF THE BALANCE OF THE TRANSFER ACCOUNT OF CERTAIN PARTICIPANTS
    In accordance with the provisions of Section 5.07, and notwithstanding any other provisions contained in Article V to the contrary, the distribution of the balance of the Transfer Account of the Participants who participated in the Borschow 1165(e) Savings Plan #754512 shall be governed by the following provisions:
A.Normal Retirement Age. For purposes of the distribution of benefits of the Transfer Account, the term "Normal Retirement Age" shall mean age 60.
B.    Methods of Distribution. A Participant or Beneficiary may elect to receive payment of his Transfer Account in the case of retirement, death, Total Disability, Separation from Service or termination of employment under one of the following methods:
1.By payment in a single lump sum in cash, based upon the value of the Account on the Valuation Date coinciding with or immediately preceding the date the distribution is requested.
2.By payment in cash in substantially equal monthly, quarterly, semiannual or annual installments over a fixed reasonable period of time, not to exceed the lifetime of the Participant or the lifetimes of the Participant and his Beneficiary.